UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AMEDISYS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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3854 American Way, Suite A

Baton Rouge, Louisiana 70816

(225) 292-2031 or (800) 467-2662

e-mail: investor@amedisys.com

April 22, 2016

Dear Fellow Stockholder:

You are cordially invited to our 2016 Annual Meeting of Stockholders on Thursday, June 2, 2016 at 12:00 p.m., Central Daylight Savings Time, at our corporate office, 3854 American Way, Suite A, Baton Rouge, Louisiana 70816. We look forward to updating you on new developments at Amedisys.

It is important that your shares be represented at the Annual Meeting. We hope you will come to the Annual Meeting in person, but whether you do, and regardless of the number of shares you own, please vote your shares by (i) accessing the Internet website specified on your proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) marking, signing and returning the enclosed proxy card in the envelope provided (which is postage prepaid if mailed in the United States) in order to ensure your representation at the meeting.

Matters to be covered at the meeting are explained in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Amedisys is a leading health care at home company delivering personalized home health and hospice care to more than 360,000 patients each year. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. Amedisys also has the industry’s first-ever nationwide Care Transitions program, designed to reduce unnecessary hospital readmissions through patient and caregiver health coaching and care coordination, which starts in the hospital and continues throughout completion of the patient’s home health plan of care.

I look forward to sharing our strategic plans for 2016 with you during our Annual Meeting.

Sincerely,

Paul B. Kusserow
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 2, 2016: The Proxy Statement and 2015 Annual Report to Stockholders are available at www.proxyvote.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 2, 2016
Time:	12:00 p.m., Central Daylight Savings Time
Place:	Amedisys, Inc. Corporate Headquarters 3854 American Way, Suite A Baton Rouge, Louisiana 70816

Proposals:

1.	To elect the ten director nominees identified in the accompanying Proxy Statement to the Board of Directors of Amedisys, Inc. (the “Company”), each to serve a one-year term expiring at the latter of the 2017 Annual Meeting of the Company’s stockholders or upon his or her successor being elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

3.	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers (“say-on-pay” vote).

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who can vote:	Stockholders of record at the close of business on April 15, 2016 (the “Record Date”).

How you can vote:	You may vote your proxy by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card; or (iii) marking, signing and returning the enclosed proxy card in the envelope provided. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:	Any stockholder of record as of the Record Date may attend the meeting. Upon arrival to the meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Donald A. Washburn Non-Executive Chairman of the Board of Directors

April 22, 2016

YOUR VOTE IS IMPORTANT

Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated.

If you hold shares of common stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, your brokerage firm, bank or other nominee can only vote your shares on certain limited matters. It is important that you provide voting instructions because brokers, banks and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you.

3854 American Way, Suite A

Baton Rouge, Louisiana 70816

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on June 2, 2016

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING

Q:	What is this document?

A:	This document is the Proxy Statement of Amedisys, Inc. that is being furnished to stockholders in connection with our Annual Meeting of stockholders to be held on Thursday, June 2, 2016 at 12:00 p.m. Central Daylight Savings Time at our principal executive office, 3854 American Way, Suite A, Baton Rouge, Louisiana 70816 (the “Meeting”). A proxy card is also being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Amedisys, Inc. throughout as “we,” “us,” the “Company” or “Amedisys.”

Q:	Why am I receiving these materials?

A:	You are receiving this document because you were one of our stockholders on April 15, 2016, the record date for the Meeting. We are sending this Proxy Statement and a proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Amedisys stock upon certain matters at the Meeting. We are required by law to convene an annual meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. We began mailing this Proxy Statement and the accompanying proxy on or about April 22, 2016.

Q:	Who may vote at the Meeting?

A:	We have fixed the close of business on April 15, 2016, as the record date for determining who is entitled to vote at the Meeting. As of that date, there were 33,429,951 shares of our common stock outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of common stock held by you on April 15, 2016 on all matters presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are three proposals to be considered and voted on at the Meeting:

(1)	To elect the ten director nominees identified in this Proxy Statement to our Board of Directors, each to serve a one-year term expiring at the latter of the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) or upon his or her successor being elected and qualified;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016;

(3)	To approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” vote).

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Bylaws.

Q:	What are my choices when voting on the election of the ten director nominees identified in this Proxy Statement, and what vote is needed to elect directors to the Board of Directors?

A:	In regards to the vote on the election of the ten director nominees identified in this Proxy Statement to serve until the 2017 Annual Meeting or upon his or her successor being elected and qualified, stockholders may:

•	vote in favor of all director nominees;

•	vote in favor of specific director nominees; or

•	vote against all director nominees.

Directors are elected by a plurality of the votes cast at the Meeting. As a result, the ten directors receiving the highest number of “FOR” votes will be elected as directors. For additional information, please see the discussion beginning on page 10 of this Proxy Statement.

Q:	What are my choices when voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016, and what vote is needed to ratify their appointment?

A:	In regards to the vote on the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016. For additional information, please see the discussion beginning on page 24 of this Proxy Statement.

Q:	What are my choices when voting on the advisory (non-binding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	In regards to the advisory (non-binding) proposal on the compensation paid to our Named Executive Officers, stockholders may:

•	vote in favor of the advisory say-on-pay proposal;

•	vote against the advisory say-on-pay proposal; or

•	abstain from voting on the advisory say-on-pay proposal.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory basis, the say-on-pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the discussion beginning on page 32 of this Proxy Statement.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Please see the information included in this Proxy Statement relating to the proposals to be considered and voted on at the Meeting. Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the ten nominees to our Board of Directors identified in this Proxy Statement;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and

•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay”).

Q:	What information is available on the Internet?

A:	A copy of this Proxy Statement and our 2015 Annual Report to Stockholders is available for download free of charge at www.proxyvote.com.

Our Company website address is www.amedisys.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, analyst presentations and financial information regarding our Company is routinely posted on and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investors subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.

In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct, our Corporate Governance Guidelines and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Corporate Governance”).

Information from this website is not incorporated by reference into this proxy statement.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of holders of a majority of our common stock outstanding as of the Record Date is needed for a quorum at the Meeting.

Q:	What are “broker votes” and “broker non-votes?”

A:	On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Meeting, the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016 is considered a “routine” matter.

Under applicable stock exchange rules: (i) the election of directors and (ii) the advisory (non-binding) vote on the compensation of our Named Executive Officers (“say-on-pay” vote) are considered “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on (i) the election of directors and (ii) the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”) without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Meeting on all matters up for consideration.

Q:	What if I abstain from voting?

A:	You have the option to “ABSTAIN” from voting with respect to (i) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016 and (ii) the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”). Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against the proposal.

Q:	How will my shares be voted if I return my proxy card? What if I return my proxy card but do not provide voting instructions?

A:	Our Board of Directors has named Paul B. Kusserow, our President and Chief Executive Officer, and Ronald A. LaBorde, our Vice Chairman and Chief Financial Officer, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016; AND “FOR” THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”).

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares. If you are a record holder, this Proxy Statement and the accompanying proxy card are being sent to you directly by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Meeting, please vote by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card or (iii) marking, signing and returning your proxy card promptly so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Meeting if you decide to attend in person. Written ballots will be passed out to any stockholder of record who wants to vote at the Meeting. Please follow the directions on your proxy card carefully.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote at the Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

No cumulative voting rights are authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon.

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:	If your shares are held by a broker, bank or other nominee (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program provided through Broadridge Investor Communication Solutions that offers Internet and telephone voting options.

Q:	May I revoke my proxy after I have delivered my proxy?

A:	You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy will also be considered revoked if you attend the Meeting and vote in person. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who is soliciting my vote?

A:	In this Proxy Statement, our Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the Meeting.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:	We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:	We have hired a third party, Broadridge Financial Solutions, Inc., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:

We will announce preliminary voting results at the Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Meeting (a copy of which will be available on the “Investors” subpage of our website, www.amedisys.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Other Matters” for more details.

Q:	Whom should I contact with questions about the Meeting?

A:	If you have any questions about this Proxy Statement or the Meeting, please contact Jennifer Guckert, our Vice President, Associate General Counsel and Secretary, at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816 or by telephone at (225) 292-2031 or (800) 467-2662.

Q:	What does it mean if I get more than one proxy form?

A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC, online at www.amstock.com or by calling (800) 937-5449.

Q:	Will a list of stockholders entitled to vote at the Meeting be available?

A:	In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our corporate headquarters on June 2, 2016, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. at our corporate headquarters.

EXECUTIVE OFFICERS

The following table presents information with respect to our executive officers as of April 22, 2016:

Name	Age	Title
Jane Carmody	64	Chief Clinical Operations Officer
Martin B. Howard	58	Chief Information Officer
Jeffrey D. Jeter	44	Chief Compliance Officer
David Kemmerly	53	General Counsel and Senior Vice President of Government Affairs
Paul B. Kusserow	54	President and Chief Executive Officer
Ronald A. LaBorde	59	Vice Chairman, Chief Financial Officer and Interim Hospice President
Daniel P. McCoy	56	Chief Operating Officer
Larry R. Pernosky	62	Chief Human Resources Officer
Stephen Seim	52	Chief Strategy Officer

Jane Carmody, DNP, MBA, RN, CENP and a certified executive in nursing practice, is our Chief Clinical Operations Officer (since October 21, 2015), where she is responsible for leading the design of patient-centered care delivery models with a goal of improved outcomes, increased patient satisfaction and improved operational results. Ms. Carmody is a proven leader in our field with an unparalleled passion for patient-centered care. From September 2010 to October 2015, she served as the Chief Nursing Officer for CHI Health (formerly Alegent Health), where she provided senior leadership for over 5,000 nurses and nurse practitioners, integrated and standardized best practices and implemented innovative staffing strategies. She supported the achievement of nursing excellence designations (magnet, pathway to excellence and NICHE). Her experience also includes time as the Chief Nursing Officer of Norton Audubon Hospital and Division Executive with Alegent Health home care, hospice, home medical equipment, home infusion and nursing homes and long term acute care.

Martin B. Howard is our Chief Information Officer (since April 6, 2015). Mr. Howard has 30 years of health care experience, including 20 years in the industry as a CIO and COO in organizations ranging from startups to Fortune 100 companies, and 10 years of Big Four M&A and performance consulting. His industry expertise has focused around building cost-effective, high-performing, sustainable, and secure platforms to support ongoing operations and long-term goals. From January 2014 to April 2015, Mr. Howard served as the Director of Strategy and Operations for Deloitte Consulting, where he led work across performance improvement, deal-related IT, post-merger integration, operations and other non-financial diligence, and post-deal services. In this role, he managed a variety of projects including IT transformation plans and performance improvement projects for some of the nation’s largest health care systems. As a consultant, he has worked with Gentiva, Kindred, the Mayo Clinic, and many home health and hospice providers, academic medical centers and insurers. From 2012 to 2014, Mr. Howard was Managing Director at KPMG LLP, and from 2005 to 2012, he was Executive Director of Ernst & Young. Mr. Howard has also served as CIO for Patient Care, Inc., United Health Group’s Ingenix (now Optum) global pharmaceutical services division and Erickson Retirement Communities, and was Chief Operating Officer for the Quality Indicator Project (QIP), a clinical outcomes analytics company.

Jeffrey D. Jeter is our Chief Compliance Officer (since March 2004). From April 2001 to March 2004, he served as our Vice President of Compliance/Corporate Counsel and Senior Vice President of Compliance/Corporate Counsel. Prior to joining our Company, he served as an Assistant Attorney General for the Louisiana Department of Justice beginning in 1996, where he prosecuted health care fraud and nursing home abuse.

David Kemmerly is our General Counsel (since October 31, 2015) and Senior Vice President of Government Affairs (since March 30, 2015). He previously served as Interim General Counsel from March 30, 2015 to October 30, 2015. Mr. Kemmerly has over 25 years of experience in governmental affairs, with more than 17 years specializing in health care law and public policy. From September 2013 to March 2015, he served as Special Counsel at Adams and Reese LLP, a multidisciplinary law firm where he represented diverse health care interests before the state legislature and state agencies. Prior to Adams and Reese, Mr. Kemmerly served as Director of State Public Affairs of Humana, Inc. for six years where he was responsible for legislative and regulatory affairs and outcomes in all 50 states. In this role, he developed and led implementation of successful state legislative and regulatory strategies that helped protect the business interests of one of the nation’s largest health insurers with over 13 million medical enrollees. Mr. Kemmerly has extensive experience in state and national government relations, including serving as the Louisiana State Medical Society’s Associate Director in the Department of Governmental Affairs where he lobbied state legislators, state regulatory agencies, and the U.S. Congress on issues impacting physicians and the practice of medicine. He also served as an attorney for the Louisiana State Senate, political consultant for DLK Consulting Group, and in the offices of various elected officials.

Paul B. Kusserow is our President and Chief Executive Officer (since December 2014) and has been a member of our Board of Directors since joining our Company in December 2014. Additional information regarding Mr. Kusserow is provided below under “Proposal 1—Election of Directors—Nominees.”

Ronald A. LaBorde is our Vice Chairman (since December 2014), Chief Financial Officer (since April 2015) and Interim Hospice President (since August 2015) and has been a member of our Board of Directors since 1997. He previously served as our President and Interim Chief Executive Officer from February 2014 until his appointment as Vice Chairman in December 2014. He was our President and Chief Financial Officer from January 2012 until his appointment as President and Interim Chief Executive Officer. He served as our Lead Director from February 2003 until his employment with the Company in November 2011. Additional information regarding Mr. LaBorde is provided below under “Proposal 1—Election of Directors—Nominees.”

Daniel P. McCoy is our Chief Operating Officer (since April 6, 2015), where he is responsible for all home health and hospice operations. Mr. McCoy has more than 20 years of experience successfully leading operations and driving growth at major health plans. From 2011 to March 2015, Mr. McCoy served as the Senior Vice President of Operations at Anthem (formerly WellPoint), the second largest health benefits organization with 27 million members, where he was responsible for driving operational efficiencies, improving end-to-end service experience and streamlining procedures to maximize profitability. In this role, he oversaw an operating budget of $1.4 billion with 12,000 employees and in partnership with 6,000 global vendor associates. During his tenor with Anthem, Mr. McCoy held roles across health plan operations, including customer service, claims, membership, and billing. He served as Vice President of Operations, Vice President of Enrollment & Billing, Vice President of Operations at Unicare/HealthLink Division, Regional Vice President of Operations for the Central Region, and Director of Service Operations for the Central Market. His years in these roles saw significant increases in provider and member satisfaction, increased adherence to Service Level Agreements and significant reduction in unnecessary expenditures.

Larry R. Pernosky is our Chief Human Resources Officer (since April 21, 2015) and has over 30 years of experience leading human capital strategies to drive superior business outcomes. His expertise spans the health care, consumer goods manufacturing, petrochemical engineering, energy services, and media and entertainment industries. From August 2011 to April 2015, Mr. Pernosky served as Vice President of Human Capital Consulting for Humana, Inc., where he held various positions since 2004 and was instrumental in driving key human resources operational efficiencies for the leading health and well-being company. Working in close partnership with the Chief Operating Officer’s executive team, he was accountable for the coordination and cross-organizational collaboration of the HR Business Leadership team, Organizational Design and Change Practice, Company Policy and Practice, HR Due Diligence in Mergers and Acquisitions and Associate Relations. During his 11 years at Humana, he also led Organizational Design, HR M&A, Policy, Change Management and Associate Communications. Mr. Pernosky’s experience runs the gamut from Fortune 200 companies with global responsibilities to small, entrepreneurial start-up companies, including significant international experience. He has also held positions at Big Idea Productions, Inc., Halliburton Corporation, and Whirlpool Corporation.

Stephen Seim is our Chief Strategy Officer (since March 4, 2015). Before joining the Company, Mr. Seim spent 18 years at Humana where he was responsible for building and leading their Corporate Strategy Team. This team developed the organization’s overall strategy as well as the strategies identifying and building the growth platforms used to diversify Humana’s business and build out their integrated care delivery model. This work drove over $2 billion in acquisitions. Steve also led Medicare Advantage segmentation work, an initiative to drive alignment around serving members with diabetes, Humana’s long term financial forecasting and capital deployment planning, and Medicare Prescription Drug operations. Prior to his work at Humana, Steve was a Manager at Deloitte & Touche Consulting Group and a Senior Consultant at Ernst & Young.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

On April 20, 2016, our Board of Directors amended our Bylaws to provide that the number of directors shall be not less than three nor more than 15 persons, the exact number thereof to be determined from time to time by resolution of our Board of Directors. Our Board of Directors by resolution has set the number of directors at ten. The Board has nominated the ten persons named below for election at the Meeting.

All of the nominees currently serve as directors. Each person elected will serve until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named as official proxy holders in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by our Board of Directors.

Our Board of Directors maintains a Nominating and Corporate Governance Committee to recommend to our Board of Directors all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Stockholder Recommendation of Nominees.” Our Board of Directors selected the nominees for election at the Meeting upon the unanimous recommendation of the members of the Nominating and Corporate Governance Committee.

Board Member Qualifications; Diversity

Nominees for election to our Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to our stockholders, provide effective oversight of our management and monitor our adherence to principles of sound corporate governance. Specifically, as set forth in our Corporate Governance Guidelines, nominees for election to our Board of Directors should possess the highest personal and professional ethics, integrity and values. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors must develop an understanding of our Company’s business and have a willingness to devote adequate time to carrying out their duties. The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In identifying candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including: (i) relevant career experience, relevant technical skills, industry knowledge and experience and financial expertise; (ii) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and the ability to work collegially; and (iii) the extent to which the candidate would fulfill a present need on our Board of Directors. For each of the nominees to our Board of Directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director.

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise and regularly monitors the mix of skills, experience and background of our directors to assure that the Board has the necessary composition to effectively perform its oversight function. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates who may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such candidate and regardless of whether such candidate is recommended by a stockholder, is considered on the basis of the criteria set forth above. The Nominating and Corporate Governance Committee typically evaluates each prospective candidate’s background and qualifications. In addition, one or more of the Nominating and Corporate Governance Committee members or the other Board members interviews each prospective candidate. After completing the evaluation, prospective candidates are recommended to the full Board by the Nominating and Corporate Governance Committee, with the full Board selecting the candidates to be nominated for election by the stockholders or to be appointed by the Board to fill a vacancy.

Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and the Board in determining that the nominee should serve as a director appear below.

Director Nominees—Biographical Information

Name	Age	Served as a Director Since
Linda J. Hall, PhD	67	2013
Julie D. Klapstein	61	2016
Paul B. Kusserow	54	2014
Ronald A. LaBorde	59	1997
Richard A. Lechleiter	57	2016
Jake L. Netterville	78	1997
Bruce D. Perkins	62	2015
Jeffrey A. Rideout, MD	54	2016
Donald A. Washburn	71	2004
Nathaniel M. Zilkha	40	2014

Linda J. Hall, PhD. Ms. Hall is the Entrepreneur-in-Residence at the Carlson School of Business at the University of Minnesota since 2008. Previously, Ms. Hall served as the Chief Executive Officer of MinuteClinic (which was sold to CVS Pharmacy in 2006), the Chief Executive Officer of Accurate Home Care (a home healthcare company serving chronically ill pediatric patients) and as an interim executive at UnitedHealth Group, leading their corporate social responsibility initiative for AARP. In addition, Ms. Hall’s past management experience includes serving as President of Ceridian Performance Partners and Vice President of Honeywell’s Worldwide Consumer Business Group. Ms. Hall’s past public sector board experience includes membership on the board of the 9th District Federal Reserve Bank, serving as its Chair for the last two years of her term. Ms. Hall has substantial public company board experience. She currently serves on the board of directors of Investors Real Estate Trust (NYSE), a diversified real estate investment trust which includes healthcare investments, and startup, RetraceHealth. Ms. Hall is a director of DentaQuest, a Boston-based national $1.6 billion dental benefits administrator, which operates the DentaQuest Institute and the DentaQuest Foundation. Previously, she served on the boards of Health Fitness Corporation (NASDAQ), August Technology (NASDAQ) and MTS Systems Corporation (NASDAQ). She is also a member of the boards of directors of Ascension Ventures (strategic healthcare venture fund). She also previously served on the boards of privately held startups, BodyMedia (fitness/health telemonitoring), Laastari/R Clinic. Ltd. (telemedicine and retail health clinics—Sweden and Finland) and PreciouStatus (interface monitoring technology for daycare and hospitals). Ms. Hall is Chair of the Compliance and Ethics Committee of our Board of Directors.

Director Qualifications:

•

Extensive Knowledge of the Healthcare Industry—Ms. Hall has over 20 years of experience in the healthcare industry, and has served in executive capacities for multiple healthcare services and benefits companies.

•	Relevant Executive/Management Experience—Ms. Hall has extensive senior management and executive experience both inside and outside of the healthcare industry.

•	Public Company Board Experience—Ms. Hall has outside board experience for over 20 years on multiple public company boards of directors.

Julie D. Klapstein. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, one of the nation’s largest health information networks optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Klapstein was the Chief Executive Officer and board member of Availity for 11 years. Klapstein’s 30+ years of experience in the healthcare information technology industry include executive roles at Phycom, Inc. as Chief Executive Officer, Sunquest Information Systems (EVP); SMS’ Turnkey Systems Division (now Siemens Medical Systems) and GTE Health Systems. She currently serves on the board of directors for eSolutions, Inc., specializing, in revenue cycle management solutions, Dominion Diagnostics, LLC, a firm specializing in laboratory services, and the Grand Canyon Association, the official nonprofit partner of the Grand Canyon National Park. Ms. Klapstein was a past director for two public boards: Annies, Inc. and Standard Register and has been a director for multiple private companies. Ms. Klapstein earned her bachelor’s degree from Portland State University in Portland, Oregon. She is the recipient of multiple awards for top business leadership.

Director Qualifications:

•

Extensive Knowledge of the Healthcare Industry—Ms. Klapstein has over 30 years of experience in the healthcare and healthcare technology industries, and has served in executive capacities for multiple healthcare technology companies.

•	Relevant Executive/Management Experience—Ms. Klapstein has extensive senior management and executive experience in the healthcare industry.

•	Public Company Board Experience—Ms. Klapstein has outside board experience on two public company boards of directors.

Paul B. Kusserow. Mr. Kusserow is our President and Chief Executive Officer (since December 2014) and has been a member of our Board of Directors since joining our Company in December 2014. Previously, he was Vice Chairman and President, Development of Alignment Healthcare, Inc., an integrated clinical care company, from June 2014 until December 2014. From December 2013 until June 2014, Mr. Kusserow provided executive advisory services to companies and investors in the healthcare industry. Before that, he served as Senior Vice President, Chief Strategy, Innovations and Corporate Development Officer of Humana, Inc., a healthcare services and benefits company, from February 2009 through August 2013 and remained with Humana, Inc. through December 2013. Prior to joining Humana, Inc., he was Managing Director and Chief Investment Officer of the Ziegler HealthVest Fund, a venture capital fund focused on early to mid-stage investments in healthcare services, healthcare technology and wellness; a co-founder and Managing Director of San Ysidro Capital Partners, L.L.C., an investment advisory and management firm specializing in healthcare services and technology; and Managing Partner of Roaring Mountain, L.L.C., a strategy consulting firm with large clients in healthcare services and technology. Mr. Kusserow began his healthcare career with Tenet Healthcare Corporation, one of the nation’s largest investor-owned healthcare service companies, where he spent seven years, the last four as Senior Vice President, Strategy and Tenet Ventures. He has served on many corporate and advisory boards, and currently serves on the Boards of Directors of Connecture, Inc., New Century Health, Inc., AxelaCare Health Solutions, Inc. and Picwell, Inc. He previously served as the Chairman of the Board of Directors of Availity Inc.

Director Qualifications:

•	Extensive Knowledge of our Company’s Business—Mr. Kusserow has served as our President and Chief Executive Officer since December 2014.

•

Extensive Knowledge of the Healthcare Industry—Mr. Kusserow has over 18 years of experience in the healthcare and healthcare technology industries, and has served in executive capacities for multiple healthcare services and benefits companies.

•	Relevant Executive/Management Experience—Prior to joining our Company, Mr. Kusserow had extensive senior management and executive experience in the healthcare industry.

Ronald A. LaBorde. Mr. LaBorde is our Vice Chairman (since December 2014), Chief Financial Officer (since April 2015) and Interim Hospice President (since August 2015) and has been a member of our Board of Directors since 1997. He previously served as our President and Interim Chief Executive Officer from February 2014 until his appointment as Vice Chairman in December 2014. He was our President and Chief Financial Officer from January 2012 until his appointment as Interim Chief Executive Officer. He served as our Lead Director from February 2003 until his employment with the Company in November 2011. Previously, from July 2008 to November 2011, Mr. LaBorde was the principal executive officer of HR Solutions, LLC, a private company that provides outsourced administration associated with human resources. Prior to July 2008, Mr. LaBorde managed personal investments, which included non-public operating companies, and provided management consulting services to various privately-held companies, including HR Solutions, LLC. From 1995 to May 2003, Mr. LaBorde was President and Chief Executive Officer of Piccadilly Cafeterias, Inc., a publicly traded retail restaurant business.

Director Qualifications:

•

Extensive Knowledge of the Company’s Business—Mr. LaBorde has been employed by our Company since November 2011 and currently serves as our Vice Chairman and Chief Financial Officer. He has been a member of our Board of Directors for over 18 years and was previously our Lead Director.

•

Relevant Public Company Executive Experience—Mr. LaBorde is a current Executive Officer of our Company and has previously served as President and Chief Executive Officer and Chief Financial Officer of another publicly-traded company.

•

High Level of Financial Literacy—Mr. LaBorde has served as our Chief Financial Officer for over three and one-half years. Prior to his employment with the Company, Mr. LaBorde was designated as one of our “Audit Committee Financial Experts.”

Richard A. Lechleiter. Mr. Lechleiter has been the President of the Catholic Education Foundation of Louisville since 2014. Previously, from 2002 until 2014, he was Executive Vice President and Chief Financial Officer of Kindred Healthcare, Inc., a leading publicly traded national healthcare services company. Prior to joining Kindred Healthcare, Inc., Mr. Lechleiter was Vice President and Chief Accounting Officer of Humana, where he played a key role in the spin-off of Humana’s hospital business and joined the new company, Galen Health Care, Inc., as Chief Accounting Officer. Galen Health Care, Inc., ultimately became a part of Columbia/HCA Healthcare Corp. Mr. Lechleiter has served as a member of the Board of Directors of Stock Yards Bancorp, a public bank holding company, for nine years. Mr. Lechleiter is a former certified public accountant and received his undergraduate degree in accounting from Xavier University.

Director Qualifications:

•	Extensive Knowledge of the Healthcare Industry—Mr. Lechleiter has over 33 years of experience in the healthcare industry.

•	Relevant Executive/Leadership Experience—Mr. Lechleiter has extensive senior management and executive experience in the healthcare industry.

•

Public Company Board Experience—Mr. Lechleiter has outside board experience for nine years on a public company board of directors, and serves as Chair of the Executive Compensation Committee and a member of the Audit Committee of that board.

•

High Level of Financial Literacy—Mr. Lechleiter has held executive financial leadership roles at Kindred Healthcare, Humana and Galen Health Care, Inc. He also serves as a member of the Audit Committee of Stock Yards Bancorp. Until his retirement from Kindred he was a certified public accountant for 35 years.

Jake L. Netterville. Mr. Netterville was the Managing Partner of Postlethwaite & Netterville, a professional accounting corporation, from 1977 to 1998 and is currently the Chairman, Emeritus, of its Board of Directors.

Mr. Netterville is a certified public accountant, has served as Chairman of the Board of Directors of the American Institute of Certified Public Accountants, Inc. (“AICPA”) and is a permanent member of the AICPA’s Governing Council. Mr. Netterville was appointed Chairman of the Audit Committee of our Board of Directors in February 2003.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Netterville has been a member of our Board of Directors for over 18 years.

•

High Level of Financial Literacy—Mr. Netterville has been a certified public accountant for over 50 years and has been designated as one of our “Audit Committee Financial Experts” on our Audit Committee.

•	Relevant Governance Experience—Mr. Netterville served as Managing Partner of an accounting firm and currently serves as its Chairman, Emeritus.

Bruce D. Perkins. Mr. Perkins, the Strategic Executive for MCCI Group Holdings, L.L.C. (“MCCI”), a physician services company based in Miami, Florida (“MCCI Group”), serves on the boards of two private healthcare companies and is the managing member of the healthcare consulting firm, Perkins, Smith, and Associates. In addition to his MCCI responsibilities, Mr. Perkins serves as a strategic advisor and executive coach for ChenMed, a Florida based MSO. He also serves on the Advisory Board of the University of Louisville College of Business and previously served as: chairman of the board of MCCI Group Holdings; a board member of Humana Health Plan of Puerto Rico; treasurer of the American Association of PPOs (AAPPO). Immediately prior to his January 1, 2015, employment with MCCI, Mr. Perkins retired from Humana, Inc. (“Humana”) after a thirty-eight year career, most recently as President of Humana’s Healthcare Services Segment which included the company’s pharmacy business, home care business, behavioral health business, physician businesses, and all clinical and provider network functions. Prior to his role as President of Healthcare Services, Mr. Perkins served as Regional Vice President and Divisional President for Humana health plans across multiple markets, and prior to the spin-off Humana’s hospital business, Mr. Perkins held multiple leadership positions including Divisional Vice President and hospital CEO, COO, and CFO.

Director Qualifications:

•	Extensive Knowledge of the Healthcare Industry—Mr. Perkins has over 39 years of experience in the healthcare industry.

•

Relevant Executive/Leadership Experience—Mr. Perkins served as the President of Humana’s Healthcare Services Segment which had annual revenue of $21 billion. Mr. Perkins served as Regional Vice President and Divisional President for Humana health plans across multiple markets, and prior to the spin-off Humana’s hospital business, Mr. Perkins held multiple leadership positions including Divisional Vice President and hospital CEO, COO, and CFO. In each of these positions, he had full accountability for all aspects of the businesses.

•

Relevant Governance Experience—Mr. Perkins serves on the board of two private healthcare companies, Athletico and Legacy Hospital Partners. Mr. Perkins served as chairman of the board of MCCI Group Holdings, served on the board of Humana Health Plan of Puerto Rico, and served as treasurer of the AAPPO.

Jeffrey A. Rideout, MD. Dr. Rideout is President and Chief Executive Officer of the Integrated Healthcare Association, a California statewide multi-stakeholder leadership group that promotes quality improvement, accountability and affordability of health care. He joined Integrated Healthcare Association in May of 2015. Dr. Rideout has also served as a Senior Advisor to GE Healthcare Ventures since March 2014, focusing on new business development related to Digital Health and Digital Therapeutics, including assessing and accelerating new early stage solutions and companies. Dr. Rideout holds academic appointments with Stanford University (since January 2014) and University of California Berkeley Haas School of Business (since January 2008, and previously from January 2002 to January 2004), teaching on topics related to healthcare technology, services and investment. Previously, from June 2013 until June 2015, Dr. Rideout served as the Senior Medical Advisor for Covered California, the state based insurance exchange for California, and was responsible for quality and network management and all physician and hospital relations. From July 2009 until June 2013, Dr. Rideout was Senior Vice President, Chief Medical Officer for The TriZetto Group, leading strategy around development and delivery of a comprehensive suite of products and services that enable payers, providers and employers improve the cost and quality of care for consumers. Dr. Rideout also served as the global leader of the healthcare division for Cisco Systems Internet Business Solutions Group, and Cisco’s Chief Medical Officer. While at Cisco, Dr. Rideout also served as a member of the American Health Information Community (AHIC’s) Chronic Care Workgroup for the US Department of Health and Human Services. Dr. Rideout was at Cisco from April 2004 to August 2007. Prior to Cisco, Dr. Rideout was President and CEO of Blue Shield of California Foundation, Chief Medical Officer and SVP for Blue Shield of California and head of Quality Management for Blue Cross of California/WellPoint. Dr. Rideout is currently board chair for Contra Costa Interfaith Housing, which provides permanent housing to low income families in Contra Costa County, California. He is also a 14 year board member and volunteer for Medical Teams International, an international medical relief organization based in Portland, Oregon. Dr. Rideout completed his residency training in internal medicine at University of California, San Francisco and is a Fellow of the American College of Physicians. He received his medical degree from Harvard Medical School and his undergraduate degree from Stanford University. He also holds a master’s degree in Philosophy, Politics, and Economics from Oxford University where he studied as a Rhodes Scholar.

Director Qualifications:

•	Extensive Knowledge of the Healthcare Industry—Dr. Rideout has over 27 years of experience in the healthcare industry.

•	Relevant Executive/Leadership Experience—Dr. Rideout has extensive senior management and executive experience in the healthcare industry.

•

Relevant Governance Experience—Dr. Rideout is the current President and Chief Executive Officer of the Integrated Healthcare Association and previously held executive roles at The TriZetto Group, Cisco Blue Shield of California Foundation and Blue Shield of California.

Donald A. Washburn. Mr. Washburn, a private investor for over six years, currently serves as a director on the boards of the following publicly traded companies: (i) LaSalle Hotel Properties, a real estate investment trust; (ii) The Greenbrier Companies, Inc., a manufacturer and lessor of rail cars and barges; and (iii) Key Technology, Inc., which designs and manufactures process automation systems for the food processing and industrial markets. He also serves on multiple private company boards. He also is a retired Executive Vice President of Northwest Airlines, Inc. and was the Chairman and President-Northwest Cargo, Inc. Prior to joining Northwest Airlines, Inc., Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn has served as the Non-Executive Chairman of our Board of Directors since August 31, 2014. From February 20, 2014 to August 31, 2014, Mr. Washburn served as Non-Executive Co-Chairman of our Board of Directors. From November 2011 until his appointment as Non-Executive Co-Chairman of our Board of Directors, he served as our independent Lead Director.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Washburn has been a member of our Board of Directors for over 12 years.

•	Public Company Board Experience—Mr. Washburn has outside board experience for over ten years on multiple public company boards of directors.

•	Relevant Executive/Leadership Experience—Mr. Washburn has extensive senior executive experience where he was responsible for developing and managing complex, worldwide business enterprises.

•

Financial Literacy and Extensive Governance Experience—Mr. Washburn is an investor and retired top executive with experience (i) developing and monitoring corporate financial strategies, (ii) analyzing investment proposals and strategies and (iii) evaluating, planning and overseeing financial transactions and establishing and monitoring financial controls. His financial experience spans over 30 years as a senior executive, investor and member of the boards of directors of large and small public and private corporations.

Nathaniel M. Zilkha. Mr. Zilkha is a Member of the general partner of KKR & Co. L.P. (together with its affiliates, “KKR”). Mr. Zilkha joined KKR in 2007 and serves as the Co-Head of KKR Credit, KKR’s global credit investing business. KKR Credit invests in special situations, private credit and leveraged credit (long only, opportunistic and long/short traded credit), primarily through private funds, separate accounts and CLO’s. He is also the co-portfolio manager of the KKR Special Situations funds, which he has managed since their inception in 2009. He is a member of the Private Credit Investment Committee, Special Situations Investment Committee, Credit Portfolio Management Committee and Public Markets Management Committee. Mr. Zilkha also spent time as a member of KKR’s Private Equity Team in KKR’s Menlo Park office. Prior to joining KKR, Mr. Zilkha was a member of the Principal Investment Area of Goldman, Sachs & Co., where he invested in private equity and principal debt transactions. He is currently on the boards of directors of Amedisys, QMH, and Winoa. At KKR, he was formerly on the boards of Harden Healthcare, Oriental Brewery, and Jazz Pharmaceuticals. Mr. Zilkha graduated cum laude from Princeton University.

Director Qualifications

•	Public Company Board Experience—Mr. Zilkha has outside board experience for over seven years on multiple public company boards of directors.

•

Extensive Knowledge of the Healthcare Industry—As a board member of other healthcare companies and through his employment experience analyzing investments in the healthcare sector, Mr. Zilkha has gained expertise regarding the healthcare industry.

•

Financial Literacy and Finance Experience—As a Member of KKR and as a board member of KKR portfolio companies, Mr. Zilkha brings to the Board significant financial literacy and experience in financing matters, including expertise in structuring complex financial transactions.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Vote Required

Directors are elected by a plurality of the votes cast at the Meeting.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors is currently comprised of Mr. Kusserow (our President and Chief Executive Officer), Mr. LaBorde (our Vice Chairman and Chief Financial Officer) and eight independent directors. Peter F. Ricchiuti retired from our Board effective as of June 4, 2015, at which time the number of seats and the number of directors on our Board was reduced from eight to seven. On April 20, 2016, our Board of Directors set the number of directors at ten and appointed Julie D. Klapstein, Richard A. Lechleiter and Jeffrey A. Rideout, MD to serve on our Board of Directors. Each director serves a one-year term and is subject to annual election. Donald A. Washburn has served as the non-executive Chairman of our Board since August 31, 2014. Previously, Mr. Washburn, along with David R. Pitts, served as non-executive Co-Chairmen of our Board from February 20, 2014 to August 31, 2014. Mr. Pitts retired from our Board on August 31, 2014 after 17 years of service. Prior to February 20, 2014, Mr. Washburn served as our independent Lead Director.

Our Board believes it is appropriate to continue to separate the positions of Chairman and Chief Executive Officer because this leadership structure enhances our Board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions. It also permits our President and Chief Executive Officer to focus on Company operations.

It is unknown at this time whether the Chairman and Chief Executive Officer positions will once again be combined. If the roles are combined, our Board will once again identify an independent Lead Director, as required by our Bylaws and Corporate Governance Guidelines. Specifically, whenever there is no independent Chairman of the Board, our Board members are required to appoint one of the independent directors as Lead Director “to lead the Board in fulfilling its duties effectively, efficiently and independent of management.”

As non-executive Chairman of the Board, Mr. Washburn fulfills the responsibilities of an independent Lead Director, as outlined in our Bylaws and Corporate Governance Guidelines, specifically: enhancing Board effectiveness, in particular by ensuring the Board works as a cohesive team; ensuring that the Board has adequate resources and is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board; and by assessing the effectiveness of the overall Board, its committees and individual directors on a regular basis. Our Chairman of the Board is directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and committee meetings; evaluating the membership and chairs for Board committees and the effectiveness of the committees; and ensuring that the independent directors meet regularly without management present to discuss the effectiveness of our President and Chief Executive Officer, the effectiveness of the Board and the committees of the Board, and matters relating to succession planning and strategic planning. Finally, our non-executive Chairman of the Board also serves as a key liaison between management and the independent directors.

We believe the Chairs of our five independent Board committees (Ms. Hall: Compliance and Ethics Committee; Mr. Zilkha: Compensation Committee; Mr. Netterville: Audit Committee; Mr. Perkins: Quality of Care Committee; and Mr. Washburn: Nominating and Corporate Governance Committee) have made valuable contributions to our Company in these roles, which are vital to our Board leadership structure. Each Committee Chair meets regularly with members of Company management, as appropriate, to discuss matters relevant to their respective Committee functions, both with and without the presence of our Chief Executive Officer. Ms. Hall, Ms. Klapstein, Dr. Rideout and Messrs. Lechleiter, Netterville, Perkins and Zilkha also regularly communicate with Mr. Washburn, in his role as non-executive Chairman of the Board, regarding Board and Committee functions.

Risk Oversight

The Board’s Role in Risk Oversight

Risk management is primarily the responsibility of our Company’s senior management team, while our Board of Directors is responsible for the overall supervision and oversight of our Company’s risk management activities.

The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. The Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks facing the Company. Specifically, as stated in its charter, one of the responsibilities of the Audit Committee is “to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present) and the Company’s Senior Vice President—Audit (without other members of Company management present). The Company’s Senior Vice President—Audit manages the Company’s Internal Audit and Enterprise Risk Management functions and has been employed by the Company since April 2002. The Internal Audit Department, according to its charter, is charged with taking “a systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally, the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002.

In addition, the Compliance and Ethics Committee of the Board receives presentations at its quarterly in-person meetings from the Company’s Chief Compliance Officer, who has been employed by the Company since April 2001. The Chief Compliance Officer, who heads the Company’s Compliance Department, is responsible for monitoring the Company’s compliance with federal and state laws governing the provision of healthcare services and patient privacy, as well as conditions of participation in the Medicare and Medicaid programs for the home health and hospice services provided by the Company. During these meetings, the Chief Compliance Officer provides a detailed report on compliance activities, relevant regulatory developments impacting the compliance function and our risk mitigation practices. As part of its risk oversight duties, the members of the Compliance and Ethics Committee meet regularly with the Chief Compliance Officer privately in executive session (without other members of Company management present), and it is expected that the Chief Compliance Officer maintains an open line of communication with both the Compliance and Ethics Committee and the full Board.

Further, the Company’s Chief Medical Officer and/or Chief Clinical Officer, as appropriate, reports in person to the Board’s Quality of Care Committee on a quarterly basis on matters relating to the quality of the Company’s clinical outcomes and the care provided to its patients. The Company’s clinical protocols are designed to minimize patient risk and improve patient health outcomes.

In addition, the Company’s General Counsel reports in person to the Board on at least a quarterly basis to keep the directors informed concerning legal risks and other legal matters involving the Company and the Company’s legal risk mitigation efforts.

Additionally, at each Board meeting, our Chief Executive Officer meets with the other directors in executive session to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, in dedicated sessions each July focusing entirely on corporate strategy, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company.

The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.

Compensation Risk Assessment

Our management believes that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of our Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

For the annual long-term (equity-based) compensation programs in place in 2015 for our (i) executive officers and (ii) corporate and field (non-executive) management, our management based this conclusion on the fact that all of the awards were subject only to time-based vesting conditions. For the annual short-term (cash bonus) compensation programs in place for our (i) executive officers and (ii) corporate and field senior (non-executive) management in place in 2015, our management based this decision on the fact that the performance targets were linked to overall corporate performance (adjusted EBITDA target). For the annual short-term (cash bonus) compensation programs in place for our care center-level employees, our management based this conclusion on the facts that risks are mitigated by designing incentive programs with reasonable caps, a balance of multiple performance measures and appropriate controls to establish targets and validate actual performance against the targets before payouts are made.

Further, our Chief Human Resources Officer and/or company internal counsel, as appropriate, report to the full Board on at least a quarterly basis on matters relating to employee compensation.

Board Committees

Audit Committee

The Audit Committee’s responsibilities are covered by its charter, a copy of which appears on the “Investors” subpage of our website, (www.amedisys.com) under the link “Corporate Governance.” The Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and its responsibilities include hiring and supervising the work of our registered independent public accountants and our Senior Vice President—Audit (who manages our Internal Audit Department), overseeing our financial reporting process, internal controls and legal and regulatory compliance and pre-approving all audit and non-audit services to be provided by independent auditors.

The Audit Committee is currently comprised of Jake L. Netterville (Chairman) and Messrs. Lechleiter, Washburn and Zilkha. Our Board of Directors has determined that each member of the Audit Committee also meets the definition of an “independent director” as defined by Rule 10A-3 under the Exchange Act and that Mr. Netterville qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of SEC Regulation S-K, and as a “financially sophisticated audit committee member” under NASDAQ Listing Rule 5605(c)(2)(A). This determination is based on the fact that Mr. Netterville is a certified public accountant. In addition, our Board of Directors has determined that Messrs. Lechleiter, Washburn and Zilkha are each financially literate.

Compensation Committee

The Compensation Committee reviews and acts on compensation levels and benefit plans for our executive officers, approves director compensation, approves and evaluates the Company’s equity compensation plans, approves the issuance of stock options, nonvested stock, restricted stock, restricted stock units and other equity-based awards under our equity compensation plans and has the sole authority to retain, and has retained, compensation consultants. It also provides assistance to our Board of Directors in the annual evaluation of our Chief Executive Officer. The Compensation Committee is currently comprised of Nathaniel M. Zilkha (Chairman), Ms. Klapstein and Messrs. Netterville and Washburn. Our Board of Directors has determined that each member of the Compensation Committee meets the definition of an “outside director” as defined by regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code and is a “non-employee director” as defined in the SEC’s Rule 16b-3. The Compensation Committee may not delegate any of its authority with respect to approving the compensation (including equity-based compensation) of our directors and executive officers. The Compensation Committee may delegate its authority to approve awards of equity-based compensation to persons other than our directors and executive officers to our Chief Executive Officer. A copy of the Compensation Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of the Board of Directors and recommends to our Board of Directors all nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also provides assistance to our Board of Directors in the annual evaluations of our Board of Directors and its Committees, the review and consideration of corporate governance practices and ongoing board governance education. The Nominating and Corporate Governance Committee also prepares the slate of chairs and members for each of the Board’s standing committees. The Nominating and Corporate Governance Committee is comprised of Donald A. Washburn (Chairman) and each of our other independent directors (Messrs. Lechleiter, Netterville, Perkins and Zilkha, Dr. Rideout, Ms. Hall and Ms. Klapstein). A copy of the Nominating and Corporate Governance Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Quality of Care Committee

The Quality of Care Committee is comprised of Bruce D. Perkins (Chairman), Ms. Hall, Ms. Klapstein and Dr. Rideout. The dual purposes of the Quality of Care Committee are to (i) assist our Board of Directors in fulfilling its oversight responsibilities relating to the review of our policies and procedures in connection with the delivery of quality medical care to patients and patient safety and (ii) to assist our Board of Directors and our management in promoting a “culture of quality” throughout our Company. A copy of the Quality of Care Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Compliance and Ethics Committee

The Compliance and Ethics Committee was formed on October 2013 and is comprised of Linda J. Hall, PhD (Chair), Dr. Rideout and Messrs. Lechleiter and Perkins. Mr. Perkins has been deemed to have significant familiarity and experience with Medicare compliance due to his over 39 years of executive and senior management-level employment experience in the healthcare industry. The dual purposes of the Compliance and Ethics Committee are (i) to assist the Board in fulfilling its oversight responsibilities relating to (a) the compliance by the Company with all legal requirements to which it is subject, including specifically all federal and state health care laws and regulations to which it is subject, all fraud and abuse laws and all applicable Medicare program requirements, (b) the design, implementation and execution of the Company’s Compliance and Ethics Program, (c) the activities of the Chief Compliance Officer and the operation of the Company’s Compliance Department, and (d) matters relating to the Company’s Corporate Compliance Plan and Code of Ethical Business Conduct; and (ii) assist the Board and Company management in establishing an appropriate “tone at the top” and promoting a strong “culture of compliance” throughout the Company, while also recognizing that other Board committees assist the Board in fulfilling its oversight responsibilities relating to various areas of legal and regulatory compliance. A copy of the Compliance and Ethics Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Board and Committee Meetings—2015

Our Board of Directors held 5 in-person and 9 telephonic meetings in 2015. Our Board of Directors maintains Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics

Committees that are each comprised solely of independent directors. Each Board committee generally meets on or around the date of each regularly-scheduled quarterly in-person Board meeting. During 2015, the Audit Committee held 5 in-person meetings and 1 telephonic meeting; the Compensation Committee held 5 in-person meetings and 5 telephonic meetings; the Nominating and Corporate Governance Committee held 5 in-person meetings and 3 telephonic meetings; the Quality of Care Committee held 4 in-person meetings and 3 telephonic meetings; and the Compliance and Ethics Committee held 5 in-person meetings and 3 telephonic meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the Committees on which he or she served during 2015. Generally, during every month in which there is not a regularly-scheduled in-person Board meeting, the Board members meet telephonically with selected members of Company management.

Independent Directors—Meetings in Executive Session

The independent directors, as a group, meet in-person in executive session on a regular basis (and at least once, quarterly) in connection with each in-person Board meeting without any members of our management or non-independent directors present. Mr. Washburn currently presides over these executive sessions as non-executive Chairman of the Board.

Stockholder Recommendation of Nominees

Per our Corporate Governance Guidelines (a copy of which appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance”), stockholders may recommend a nominee for consideration by the Nominating and Corporate Governance Committee of our Board by sending the following information to our Corporate Secretary, at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, who will forward the information to the Chairman of the Committee:

•	Name, mailing address and telephone number of the stockholder;

•	The proposed nominee’s name, mailing address and telephone number;

•	A statement whether the proposed nominee knows that his or her name is being suggested by the stockholder, and whether he or she has consented to being suggested and is willing to serve;

•	The proposed nominee’s resume or other description of his or her background and experience;

•	The proposed nominee’s relationship to the stockholder; and

•	The stockholder’s reasons for proposing that the individual be considered.

The Nominating and Corporate Governance Committee will solicit and receive recommendations for candidates to fill any Board vacancies and will review the qualifications of potential director candidates. The Nominating and Corporate Governance Committee will present any recommended candidates to the full Board for consideration. Stockholders may also nominate directors for election to our Board of Directors. For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Other Matters” section of this Proxy Statement.

Board Independence, Stockholder Communications and Board Attendance at the Annual Stockholders Meeting

Our Board of Directors has reviewed and analyzed the independence of each director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

Following this review, our Board of Directors determined that all directors other than Messrs. Kusserow and LaBorde are “independent” under the director independence requirements and listing standards of The NASDAQ Global Select Market. Messrs. Kusserow and LaBorde are not considered independent because they are executive officers of the Company.

Stockholders who wish to communicate with our Board of Directors, our non-executive Chairman of the Board (or, if applicable, our Lead Director) or our Audit Committee should address their communications to such party, in care of our Corporate Secretary, who is responsible for promptly disseminating such communications to our Board of Directors, our non-executive Chairman of the Board (or, if applicable, Lead Director) or Audit Committee Chairman, as appropriate. Per our Corporate Governance Guidelines (described below), all communications with the Board, our non-executive Chairman of the Board (or, if applicable, our Lead Director) or the Audit Committee are treated confidentially, and stockholders and other interested parties can remain anonymous when communicating their concerns. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Corporate Secretary in accordance with the procedures described under the heading “Corporate Governance—Stockholder Recommendation of Nominees,” above.

We do not have a formal policy regarding attendance by Board members at our Annual Stockholders Meeting because management is available at the meeting to answer questions from stockholders in attendance. Directors Paul B. Kusserow and Ronald A. LaBorde attended our 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) in person, and directors Linda J. Hall, PhD, Jake L. Netterville, Donald A. Washburn and Nathaniel M. Zilkha attended our 2015 Annual Meeting via teleconference. Historically, we have had low in-person stockholder attendance at our Annual Stockholders Meetings.

Compensation Consultant Independence and Conflicts of Interest Assessment

The Compensation Committee engaged the services of Pearl Meyer (“Pearl Meyer”) as its independent advisor on matters of executive compensation (the “Engagement”) in respect of and during fiscal 2015. Pearl Meyer reports directly to the Committee and provides no other remunerated services to the Company or any of its affiliates. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

(1) During fiscal 2015, Pearl Meyer provided no services to and received no fees from the Company other than in connection with the Engagement;

(2) The amount of fees paid or payable by the Company to Pearl Meyer in respect of the Engagement represented (or are reasonably certain to represent) less than 1% of Pearl Meyer’s total revenue for the 12 month period ended December 1, 2015;

(3) Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

(4) There are no business or personal relationships between Pearl Meyer and any member of the Compensation Committee other than in respect of (i) the Engagement, or (ii) work performed by Pearl Meyer for any other company, board of directors or compensation committee for whom such Committee member also serves as an independent director;

(5) Neither Pearl Meyer, nor any of the consultants working on the Amedisys engagement owns any stock of the Company; and

(6) There is no business or personal relationships between Pearl Meyer and any executive officer of the Company other than in respect of the Engagement.

CODE OF ETHICAL BUSINESS CONDUCT

Our Board of Directors has adopted a Code of Ethical Business Conduct that is applicable to all our directors, executive officers and employees. The Code is available on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.” The purpose of the Code is to, among other things, deter wrongdoing and promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and in public communications; compliance with applicable laws, rules and regulations; the prompt internal reporting of violations; and accountability.

CORPORATE GOVERNANCE GUIDELINES AND REVIEW AND CONSIDERATION OF CORPORATE GOVERNANCE PRACTICES

Our Board of Directors has adopted Corporate Governance Guidelines. The purpose of the Guidelines is to assist the Board in the exercise of its responsibilities and to serve the best interests of the Company and its stockholders. A copy of the Corporate Governance Guidelines appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

The members of our Nominating and Corporate Governance Committee are responsible for the review and consideration of corporate governance practices.

Members of Nominating and Corporate Governance Committee

Donald A. Washburn (Chairman)

Linda J. Hall, PhD

Julie D. Klapstein

Richard A. Lechleiter

Jake L. Netterville

Bruce D. Perkins

Jeffrey A. Rideout, MD

Nathaniel M. Zilkha

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2015, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2015, with the exception of the following late reports in 2015:

Name	Form Type	Transaction Date	Filing Date
Jeffrey D. Jeter	4	4/29/2014	5/5/2015
Scott G. Ginn	4	8/7/2015	9/25/2015
Paul B. Kusserow	4	12/16/2015	12/21/2015

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2016. The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

KPMG Representative—Attendance at the Meeting

A representative of KPMG will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

What is the Audit Committee and what does it do?

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight and review of Amedisys’ accounting functions and internal controls. The committee recommends to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K and approves all fees paid to our independent registered public accounting firm. The committee also receives quarterly reports from our Internal Audit Department and approves the annual Internal Audit Work Plan and the compensation of the Senior Vice President—Audit, who leads our Internal Audit Department.

Are the members of the Audit Committee “independent”?

Yes. The Audit Committee is currently comprised of four directors, all of whom are independent as determined in accordance with the listing standards of The NASDAQ Global Select Market and within the meaning of Rule 10A-3 under the Exchange Act.

Do the members of the Audit Committee meet regularly in executive session without members of Company management present? Do the members of the Audit Committee meet separately with representatives of the Company’s independent registered public accounting firm and the Company’s Internal Audit Department?

Yes. The Audit Committee meets at least once quarterly in executive session without members of Company management present. During these executive sessions, the Audit Committee will also meet separately with representatives of the Company’s independent registered public accounting firm (generally, the Lead Audit Partner) and the Senior Vice President—Audit, on behalf of the Company’s Internal Audit Department. The Audit Committee also meets separately with other senior members of Company management as it deems necessary.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 Annual Report”)?

In connection with recommending that our audited financial statements be included in our 2015 Annual Report, the members of the Audit Committee took the following steps:

•

The members of the Audit Committee discussed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability, of our accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16.

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the PCAOB regarding their independence, and the members of the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The members of the Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence, and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The members of the Audit Committee reviewed and discussed, with our management and independent registered public accounting firm, our audited consolidated balance sheet as of December 31, 2015 and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•

The members of the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority) reviewed and pre-approved all permissible non-audit services by our independent registered public accounting firm.

•	The members of the Audit Committee reviewed the Principal Executive Officer and Principal Financial Officer Certifications concerning the Company’s 2015 Annual Report.

Based on the discussions with our independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly review, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our 2015 Annual Report.

Who has furnished this report?

This report has been furnished by the members of the Audit Committee:

Jake L. Netterville (Chairman)

Richard A. Lechleiter

Donald A. Washburn

Nathaniel M. Zilkha

FEES PAID TO AUDITORS

The following summarizes the fees billed to us and our subsidiaries by KPMG for professional services rendered in 2015 and 2014.

AUDIT FEES

	Year Ended December 31,
	2015		2014
Fee Category	Amount($)	Percent	Amount($)	Percent
Audit fees	1,282,000	76.2%	1,175,378	71.4%
Tax fees	362,000	21.5%	435,400	26.5%
Audit-related fees	28,327	1.7%	25,000	1.5%
All other fees	10,097	0.6%	9,400	0.6%

Total fees	1,682,424	100.0%	1,645,178	100.0%

Fees for audit services include fees associated with the annual audit, our annual report on Form 10-K and the reviews of our quarterly reports on Form 10-Q, services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and services that generally only our registered independent public accounting firm can provide. Audit-related fees relate to the 401k audit. Tax fees include tax compliance and limited consulting services. All other fees relate primarily to Medicare cost reporting services. All of the services described above were pre-approved by the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority).

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated authority to Mr. Netterville, the Chairman of the Audit Committee, to address requests for pre-approval of specified types of transactions not included in the annual budget prepared by the independent auditors, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.

STOCK OWNERSHIP

The following table shows beneficial ownership of our common stock as of April 15, 2016, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of our directors, director nominees, and Named Executive Officer during 2015 (as such term is defined under the heading “Compensation Discussion and Analysis” below), and (iii) all of our directors and executive officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of common stock.

Name	Shares Beneficially Owned	Percent of Class(1)
5% Stockholders
KKR Asset Management LLC and Affiliated Entities(2)	4,836,608	14.5%
BlackRock, Inc.(3)	4,354,435	13.0%
FMR LLC and Affiliated Entities(4)	3,495,000	10.5%
The Vanguard Group, Inc.(5)	2,794,519	8.4%
Dimensional Fund Advisors LP(6)	1,825,392	5.5%

Named Executive Officers and Directors (Including 2016 Director Nominees)
Linda J. Hall, PhD(7) (2016 Director Nominee)	24,531	*
Julie D. Klapstein(7) (2016 Director Nominee)	0	*
Richard A. Lechleiter(7) (2016 Director Nominee)	0	*
Jake L. Netterville(7) (2016 Director Nominee)	85,022	*
Bruce D. Perkins(7) (2016 Director Nominee)	9,354	*
Jeffrey A. Rideout, MD(7) (2016 Director Nominee)	0	*
Donald A. Washburn(7) (2016 Director Nominee)	66,920	*
Nathaniel M. Zilkha(7) (2016 Director Nominee)	11,619	*
Paul B. Kusserow(8) (Named Executive Officer and 2016 Director Nominee)	264,917	*
Ronald A. LaBorde(9) (Named Executive Officer and 2016 Director Nominee)	239,155	*
Daniel P. McCoy(10) (Named Executive Officer)	61,092	*
Lawrence R. Pernosky(11) (Named Executive Officer)	44,063	*
Martin B. Howard(12) (Named Executive Officer)	28,270	*
Dale E. Redman (Named Executive Officer)	0	*
All Executive Officers and Directors as a Group (17 Persons)	949,518	2.8%

(*)	Less than one percent
(1)

Based on 33,429,951 shares of common stock outstanding on April 15, 2016, plus shares that can be acquired through the exercise of options or warrants or conversion of restricted stock units within 60 days thereafter by the specified individual or group.

(2)

This disclosure is based on a Schedule 13D filed with the SEC on March 27, 2014 reporting beneficial ownership as of March 26, 2014 by the KKR Reporting Persons (as defined below). The “KKR Reporting Persons” consist of: (i) Spruce Investors Limited, a Cayman Islands limited company (“Spruce Investors”); (ii) Spruce Holdings Limited, a Cayman Islands limited company (“Spruce Holdings”); (iii) KKR Special Situations (Offshore) Fund L.P., a Cayman Islands limited partnership (“Offshore LP”); (iv) KKR Special Situations (Domestic) Fund L.P., a Cayman Islands limited partnership (“Domestic LP”); (v) KKR Special Situations (Domestic) Limited, a Cayman Islands limited company (“Domestic Limited”); (vi) KKR Special Situations (Offshore) Limited, a Cayman Islands limited company (“Offshore Limited”); (vii) KKR Fund Holdings L.P., a Cayman Islands limited partnership (“KKR Fund Holdings”); (viii) KKR Fund Holdings GP Limited, a Cayman Islands limited company (“KKR Fund Holdings GP”); (ix) KAM Fund Advisors LLC, a Delaware limited liability company (“KAM Fund Advisors”); (x) KKR Asset Management LLC, a

Delaware limited liability company (“KAM”); (xi) Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“Kohlberg Kravis Roberts & Co.”); (xii) KKR Management Holdings L.P., a Delaware limited partnership (“KKR Management Holdings”); (xiii) KKR Management Holdings Corp., a Delaware corporation (“KKR Management Holdings Corp.”); (xiv) KKR Group Holdings L.P., a Cayman Islands limited partnership (“KKR Group Holdings”); (xv) KKR Group Limited, a Cayman Islands limited company (“KKR Group”); (xvi) KKR & Co. L.P., a Delaware limited partnership (“KKR & Co.”); (xvii) KKR Management LLC, a Delaware limited liability company (“KKR Management”); (xviii) Henry R. Kravis, a United States citizen; and (xix) George R. Roberts, a United States citizen.

It was reported that as investment advisor to a number of client accounts, KAM may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 4,836,608 shares of Company common stock (the “Total Reported Shares”). It was also reported that Spruce Investors has directly acquired, and may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 2,896,046 shares of Company common stock (which, for the avoidance of doubt, are included in the Total Reported Shares). It was also reported that as an investment advisor to Spruce Investors and one other client, KAM Fund Advisors, a direct wholly-owned subsidiary of KAM, may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) a total of 2,899,055 shares of Company common stock (which, for the avoidance of doubt, are included in the Total Reported Shares).

Each of Kohlberg Kravis Roberts & Co. (as the holder of all of the outstanding equity interests in KAM), Spruce Holdings and Domestic LP (as the holders of all of the outstanding equity interests of Spruce Investors), Offshore LP (as the holder of all of the outstanding equity interests of Spruce Holdings), Domestic Limited (as the general partner of Domestic LP), Offshore Limited (as the general partner of Offshore LP), KKR Fund Holdings (as the holder of all of the outstanding equity interests of Offshore Limited), KKR Fund Holdings GP (as a general partner of KKR Fund Holdings), KKR Management Holdings (as the holder of all of the outstanding equity interests of Domestic Limited and the general partner of Kohlberg Kravis Roberts & Co.), KKR Management Holdings Corp. (as the general partner of KKR Management Holdings), KKR Group Holdings (as the holder of all of the outstanding equity interests in KKR Fund Holdings GP, a general partner of KKR Fund Holdings, and the sole shareholder of KKR Management Holdings Corp.), KKR Group (as the general partner of KKR Group Holdings), KKR & Co. (as the sole shareholder of KKR Group), KKR Management (as the general partner of KKR & Co.) and Messrs. Kravis and Roberts (as the designated members of KKR Management) may also be deemed to beneficially own some or all of the shares of Company common stock owned by the client accounts and reported on the Schedule 13D, as amended. It was noted that the filing of the Schedule 13D, as amended, shall not be construed as an admission that any of the KKR Reporting Persons is the beneficial owner of any of the Total Reported Shares.

The address of the principal business office of Offshore Limited, Domestic Limited, Kohlberg Kravis Roberts & Co., KKR Management Holdings, KKR Management Holdings Corp., KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., and KKR Management is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address of the principal business office of KAM, Spruce Investors, Spruce Holdings, Offshore LP, Domestic LP and KAM Fund Advisors is: c/o KKR Asset Management LLC 555 California Street, 50th Floor, San Francisco, California 94104. The address of the principal business office of Mr. Roberts is: c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)

This disclosure is based on a Schedule 13G filed with the SEC by BlackRock, Inc., a parent holding company, on January 8, 2016, reporting beneficial ownership as of December 31, 2015. BlackRock, Inc. reported it has sole voting power over 4,291,895 of the shares and sole dispositive power over 4,354,435 of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

This disclosure is based on a Schedule 13G filed with the SEC on February 12, 2016 by FMR LLC reporting beneficial ownership as of December 31, 2015. The holder reported that FMR LLC, a parent holding company, has sole voting power over 25,000 of the shares and sole dispositive power over 3,495,000 of the shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The holder also reported that: (1) Fidelity Series Intrinsic Opportunities Fund is the beneficial owner of and has sole voting power over 2,600,000 of the shares; (2) Abagail P. Johnson has sole power to dispose of all of the shares; (3) members of the Johnson family, including Abigail P. Johnson, a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; and (4) through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. The holder reported that neither FMR LLC nor Abagail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment funds (the “Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(5)

This disclosure is based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2016, reporting beneficial ownership as of December 31, 2015. The Vanguard Group, Inc., an investment adviser registered under the Investment Company Act of 1940, reported that it has sole voting power over 56,519 of the shares, sole dispositive power over 2,739,600 of the shares, and shared dispositive power over 54,919 of the shares. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 54,919 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,600 shares as a result of its serving as investment manager of Australian investment offerings.

(6)

This disclosure is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2016, reporting beneficial ownership as of December 31, 2015. Dimensional Fund Advisors LP, an investment adviser registered under the Investment Company Act of 1940, reported that it has sole voting power over 1,744,181 of the shares and sole dispositive power over all of the shares. The principal business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP disclaims beneficial ownership of the shares reported in the filing.

(7)

Included in the “Shares Beneficially Owned” column for each of our non-employee directors are 3,840 shares of nonvested stock, 100% of which will vest on June 2, 2016, provided the director remains a non-employee member of the Board through such date.

(8)

Includes (i) 56,250 shares of restricted stock over which Mr. Kusserow has voting but not investment power (which shares will vest in equal one-third installments on each of December 16, 2016, December 16, 2017 and December 16, 2018, assuming Mr. Kusserow remains continuously employed by the Company through such date), (ii) 56,250 shares of performance-based restricted stock over which Mr. Kusserow has voting but not investment power (which shares will vest, if at all, upon the Committee’s certification of the achievement of annual performance goals for each of the fiscal years 2016, 2017 and 2018. If the performance goals for each of the fiscal years 2016, 2017 and 2018 are met, the shares will vest in equal, one-third installments and (iii) 125,000 shares that Mr. Kusserow has or will have within 60 days, the right to acquire pursuant to stock options.

(9)

Includes (i) 27,500 shares of restricted stock over which Mr. LaBorde has voting but not investment power (which shares will vest in equal one-fourth installments on each of December 17, 2016, December 17, 2017, December 17, 2018 and December 17, 2019, assuming Mr. LaBorde remains continuously employed by the Company through such date), (ii) 20,625 shares of performance-based restricted stock over which Mr. LaBorde has voting but not investment power (which shares will vest, if at all, upon the Committee’s certification of the achievement of annual performance goals for each of the fiscal years 2016, 2017 and 2018. If the performance goals for each of the fiscal years 2016, 2017 and 2018 are met, the shares will vest as follows: 11% on December 17, 2017, 28% on December 17, 2018 and 61% on December 17, 2019 and (iii) 6,875 shares of performance-based restricted stock over which Mr. LaBorde has voting but not investment power (which shares will vest in equal one-fourth installments on each of December 17, 2016, December 17, 2017, December 17, 2018 and December 17, 2019).

(10)

Includes (i) 18,750 shares of restricted stock over which Mr. McCoy has voting but not investment power (which shares will vest in equal one-fourth installments on each of June 4, 2016, June 4, 2017, June 4, 2018 and June 4, 2019, assuming Mr. McCoy remains continuously employed by the Company through such date), (ii) 14,062 shares of performance-based restricted stock over which Mr. McCoy has voting but not investment power (which shares will vest, if at all, upon the Committee’s certification of the achievement of annual performance goals for each of the fiscal years 2016, 2017 and 2018. If the performance goals for each of the fiscal years 2016, 2017 and 2018 are met, the shares will vest as follows: 11% on June 4, 2017, 28% on June 4, 2018 and 61% on June 4, 2019, (iii) 4,688 shares of performance-based restricted stock over which Mr. McCoy has voting but not investment power (which shares will vest in equal one-fourth installments on each of June 4, 2016, June 4, 2017, June 4, 2018 and June 4, 2019) and 23,438 shares that Mr. McCoy has or will have within 60 days, the right to acquire pursuant to stock options.

(11)

Includes (i) 15,000 shares of restricted stock over which Mr. Pernosky has voting but not investment power (which shares will vest in equal one-fourth installments on each of June 4, 2016, June 4, 2017, June 4, 2018 and June 4, 2019, assuming Mr. Pernosky remains continuously employed by the Company through such date), (ii) 11,250 shares of performance-based restricted stock over which Mr. Pernosky has voting but not investment power (which shares will vest, if at all, upon the Committee’s certification of the achievement of annual performance goals for each of the fiscal years 2016, 2017 and 2018. If the performance goals for each of the fiscal years 2016, 2017 and 2018 are met, the shares will vest as follows: 11% on June 4, 2017, 28% on June 4, 2018 and 61% on June 4, 2019, (iii) 3,750 shares of performance-based restricted stock over which Mr. McCoy has voting but not investment power (which shares will vest in equal one-fourth installments on each of June 4, 2016, June 4, 2017, June 4, 2018 and June 4, 2019) and 14,063 shares that Mr. Pernosky has or will have within 60 days, the right to acquire pursuant to stock options.

(12)

Includes (i) 12,500 shares of restricted stock over which Mr. Howard has voting but not investment power (which shares will vest in equal one-third installments on each of June 4, 2019, June 4, 2020 and June 4, 2021, assuming Mr. Howard remains continuously employed by the Company through such date), (ii) 9,375 shares of performance-based restricted stock over which Mr. Howard has voting but not investment power (which shares will vest, if at all, upon the Committee’s certification of the achievement of annual performance goals for each of the fiscal years 2016, 2017 and 2018. If the performance goals for each of the fiscal years 2016, 2017 and 2018 are met, the shares will vest as follows: 11% on June 4, 2017, 22% on June 4, 2018, 33% on June 4, 2019, 22% on June 4, 2020 and 11% on June 4, 2021, (iii) 3,125 shares of performance-based restricted stock over which Mr. Howard has voting but not investment power (which shares will vest in equal one-third installments on each of June 4, 2016, June 4, 2017 and June 4, 2018) and 3,125 shares that Mr. Howard has or will have within 60 days, the right to acquire pursuant to stock options.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2015

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security Holders	838,494	$30.18	1,274,934
Equity compensation plans not approved by security Holders	–	–	–

Total	838,494	$30.18	1,274,934

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” VOTE)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules.

Say-on-Pay Vote Mechanics

We are asking our stockholders to provide advisory approval of the compensation paid to our “Named Executive Officers,” as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement (beginning on page 34) and the compensation tables and narrative disclosures following the CD&A.

This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

Consideration of the 2015 Advisory Vote on Executive Compensation and 2015 Annual Meeting Voting Results, Generally

As discussed further in the CD&A, at our 2015 Annual Meeting, 90.28% of the shares present in person or by proxy and entitled to vote on the matter voted to approve, in an advisory vote, the compensation paid to our Named Executive Officers, as described in our 2015 Proxy Statement.

The Compensation Committee values the feedback of our stockholders and takes into account the outcome of Say-on-Pay votes when considering future executive compensation arrangements and potential changes to our executive compensation program. The Board of Directors has determined that the Company will hold an advisory (non-binding) vote on executive compensation on an annual basis until the next required advisory (non-binding) vote on the frequency of say-on-pay votes occurs at the 2017 Annual Meeting.

Highlights of our Executive Compensation Program

We believe that our executive compensation program:

•	Aligns executive compensation to business objectives and overall Company performance;

•	Attracts, retains, and motivates highly-qualified executives by offering market-competitive total compensation packages;

•	Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years;

•

Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) cash bonus and equity award “claw-back” and forfeiture provisions for violating certain employment agreement covenants, (ii) a prohibition on “short sales” of and “hedging” Company securities (applicable to all employees), (iii) no minimum guaranteed cash bonus payments, equity grants (with the exception of equity grants upon hire) or base salary increases and (iv) limited perquisites; and

•

Has certain features that are widely considered “best practices,” including employment agreement change-in-control provisions that only provide cash severance upon a change-in-control termination (i.e., a “double-trigger”) and do not provide for the payment of any excise tax gross-up amounts (other than for moving expenses).

•

Consistent with these goals, and as further discussed in the CD&A, we believe the Compensation Committee of our Board of Directors has designed an executive compensation program that: (i) rewards pay for performance, (ii) is competitive and reasonable as compared to compensation programs adopted by similarly-sized public companies in the industry and based on a review of broader public company and industry survey data and (iii) is cost-effective with limited perquisites and other personal benefits.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SAY-ON-PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table, and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) outlines our executive compensation philosophy, objectives and processes. It explains the decision making process used by the Compensation Committee of our Board of Directors (the “Compensation Committee”), the reasoning behind our executive compensation program, and, more specifically, the actions the Compensation Committee took related to the compensation of our “Named Executive Officers,” which under the SEC’s executive compensation disclosure rules consist of all persons who served as our principal executive officer and our principal financial officer during our last fiscal year and our next three highest-paid executive officers who were serving as executive officers at the end of our last fiscal year.

In 2015, our Named Executive Officers were as follows:

•	Paul B. Kusserow—President and Chief Executive Officer

•	Ronald A. LaBorde—Vice Chairman and Chief Financial Officer

•	Daniel P. McCoy—Chief Operating Officer as of April 6, 2015

•	Lawrence R. Pernosky—Chief Human Resources Officer as of April 21, 2015

•	Martin B. Howard—Chief Information Officer as of April 6, 2015

•	Dale E. Redman—Interim Chief Financial Officer from March 24, 2014 to April 6, 2015

Background—Executive Leadership Transition

2015 was another year of significant change for the Company. The following executive leadership changes occurred in 2015:

•

Effective April 6, 2015, the Board appointed Ronald A. LaBorde, who was then serving as our Vice Chairman since December 16, 2014, as our Chief Financial Officer. Mr. LaBorde previously served as our President and Interim Chief Executive Officer and served as our President and Chief Financial Officer prior to that.

•	Effective April 6, 2015, Daniel P. McCoy was appointed as Chief Operating Officer of the Company.

•	Effective April 21, 2015, Lawrence R. Pernosky was appointed as Chief Human Resources Officer of the Company.

•	Effective April 6, 2015, Martin B. Howard was appointed as Chief Information Officer of the Company.

•	Effective April 6, 2015, Dale E. Redman, who served as our Interim Chief Financial Officer beginning in March 2014, retired from the Company.

Due to the unique circumstances surrounding their appointment and continued service, 2015 compensation decisions for our Named Executive Officers differed from our historical compensation practices. However, these decisions aligned to the Executive Compensation philosophy going forward which places emphasis on a market competitive base salary, lower than market bonus and higher than market performance based equity award.

2015 Compensation Strategy—Tactical Decisions During a Time of Corporate Turnaround and Leadership Changes

The executive leadership changes described above caused the Compensation Committee to narrowly tailor portions of our 2015 compensation program based on identified recruitment and retention goals while continuing to emphasize the objective of linking executive compensation to the Company’s financial and operating performance and changes in stockholder value. The Compensation Committee awarded equity grants to new members of Company senior leadership in 2015 targeted towards these goals. See “Overview of our Executive Compensation Program.”

Key 2015 Compensation Developments and Pay-for-Performance Highlights in 2015

2015 Key Compensation Developments

•

Mr. LaBorde’s salary was reduced in connection with his appointment as Chief Financial Officer on April 6, 2015. None of our other Named Executive Officers received a salary adjustment in 2015 (additional information regarding the base salaries of all of our Named Executive Officers appears under the heading “Base Salaries”).

•

In 2015, the Compensation Committee resumed its practice of tying a portion of the vesting requirements associated with the equity grants under our annual long-term incentive plans to identified multi-year performance targets set during the first quarter of the subject fiscal year. A significant component of this approach in 2015 was to provide “front-loaded” equity grants to the Named Executive Officers (additional information on this topic appears under the heading “Pay for Performance—Front-Loaded Equity Awards”).

•

Effective as of December 17, 2015, as consideration for his voluntarily agreeing to relinquish any remaining rights under the terms of his employment agreement, the Compensation Committee approved an equity award to Mr. LaBorde under the terms of the Company’s 2008 Omnibus Incentive Compensation Plan. The equity award consisted of: (a) 75,000 time-based vesting Non-Qualified Stock Options, (b) 75,000 performance-based vesting Non-Qualified Stock Options, (c) 27,500 time-based vesting Restricted Share Units, and (d) 27,500 performance-based vesting Restricted Share Units (additional information on this topic appears under the heading “Ronald A. LaBorde—December 2015 Equity Bonus”).

2015 Pay-for-Performance Highlights

•

The “target” bonus opportunity for each Named Executive Officer is expressed as a percentage of base salary. For our eligible Named Executive Officers, such bonus opportunity was set at 25% of their respective base salaries. These percentages were lower than the percentages used in our 2014 annual incentive compensation program as a result of the change in the Company’s executive compensation philosophy and relatively larger “front-loaded” equity grants to the Named Executive Officers.

Overview of our Executive Compensation Program

Our executive compensation consists of:

•	Base salary;

•	Annual performance-based incentives (cash bonuses);

•	Long-term incentives; and

•	Retirement, health and welfare benefits.

Generally during the first fiscal quarter of each year, the Compensation Committee (i) determines whether there are going to be any base salary adjustments for or grants of long-term incentive equity awards to our executive officers effective as of April 1 of the current fiscal year, (ii) establishes the performance measures under our current year cash bonus and long-term (equity-based) incentive compensation plans, as applicable, and (iii) determines whether the performance conditions for recently-completed performance periods have been satisfied.

As mentioned above, 2015 was a year of significant change for our Company, including the addition of several key members of senior leadership. The compensation awarded to the Company’s executive officers who joined the Company in 2015 was structured such that base salaries were competitive to market and annual bonus opportunities slightly below market levels, with one-time front-loaded equity grants featuring a mix of time-based and performance-based vesting conditions over six years. The Compensation Committee believed this structure would align the interests of the executive officers with the interests of the Company’s stockholders such that if the Company met or exceeded the annual performance goals, the total annual compensation for each executive officer would exceed median market levels at similarly-sized public companies in the Company’s industry. Because of the unique nature of the equity awards granted to the executive officers in 2015 and the purpose of such awards, the Compensation Committee does not intend for such executive officers to receive any additional equity grants in the foreseeable future.

Consideration of the 2015 Advisory Vote on Executive Compensation and 2015 Annual Meeting Voting Results, Generally

At our 2015 Annual Meeting, 90.28% of the shares present in person or by proxy and entitled to vote on the matter voted to approve, in an advisory vote, the compensation paid to our Named Executive Officers, as described in our 2015 Proxy Statement. We believe these results demonstrate strong stockholder support for our overall executive compensation objectives.

The Compensation Committee values the feedback of our stockholders and takes into account the outcome of Say-on-Pay votes when considering future executive compensation arrangements and potential changes to our executive compensation program.

Governance Standards Applicable to our Executive Compensation Program

Our Board and the Compensation Committee maintain governance standards applicable to our executive compensation program, including the following key practices:

•	A Compensation Committee comprised solely of independent directors;

•	An independent compensation consultant that reports to and is directed by the Compensation Committee, and that provides no other services to the Company;

•

An Insider Trading Policy that prohibits our executive officers (and independent Board members) from pledging Company securities as collateral for loans or keeping any Company securities in a margin account and that bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning Company stock;

•	Change in control cash severance payments that are contingent upon a qualifying transaction and a qualifying termination of employment (commonly referred to as a “double trigger”); and

•	No tax gross-ups (other than for moving expenses) including no tax gross-ups for any excise taxes in conjunction with payments that are contingent upon a change in control.

Compensation Philosophy and Objectives

Our compensation philosophy, which extends to all employees including our Named Executive Officers, is designed to align employee and stockholder interests. Our objective is to pay fairly based upon the employee’s position, experience and performance. Employees may be rewarded through additional compensation, for example, in the form of a cash bonus or an equity grant, when we meet or exceed targeted business objectives. Certain employees are also eligible to receive incentive compensation based on both individual and/or Company performance.

The objectives of our compensation philosophy are described below:

•

Stockholder-aligned. Management-level employees generally have some portion of their incentive compensation aligned with our Company’s overall financial performance through cash bonus programs or equity grants, the value of which is directly tied to change in share value.

•

Performance-based. Management-level employees generally have some portion of their incentive compensation linked to a combination of Company, operating unit, and/or individual performance. The application of performance measures as well as the form of the award may vary depending on the employee’s position and responsibilities.

•	Market-driven. We structure our compensation programs to be competitive in the total compensation that they offer.

•	Focused on the individual. We design our incentive compensation programs to attract, motivate and retain key management, including our Named Executive Officers.

Compensation Administration

Role of the Compensation Committee

Pursuant to the terms of its charter, the Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of our executive officers. Per its charter, the Compensation Committee’s primary responsibilities with respect to executive compensation are as follows:

•	Review and approval of corporate long-term and short-term incentive goals and objectives relevant to executive compensation;

•	Evaluation of the performance of our Chief Executive Officer and review of our Chief Executive Officer’s evaluation of the performance of our other executive officers;

•	Evaluation of the competitiveness of the total compensation package for our executive officers;

•	Evaluation and approval of executive officer employment, severance and change-in-control agreements, including any amendments thereto, and any title change for any executive officer; and

•

Approval of any changes to the total compensation package for our executive officers, including but not limited to changes to benefits, base salary, annual cash incentive and long-term equity incentive award opportunities and retention programs.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, a copy of which appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.” Information from this website is not incorporated by reference into this proxy statement.

Role of the Independent Compensation Consultant

The Compensation Committee’s charter grants the Compensation Committee the authority to retain experts in the field of executive compensation to assist the Compensation Committee in fulfilling its duties. In 2015, the Compensation Committee engaged Pearl Meyer (the “Consultant”) as its compensation consultant. In 2015, the Consultant provided the following consulting services to the Compensation Committee:

•

Executive compensation review and related advice for the current fiscal year, including advice relating to the front-loaded equity grants to our Named Executive Officers and Mr. LaBorde’s December 2015 equity bonus.

•

The Consultant assisted the Compensation Committee in determining the performance metrics under our 2015 annual (cash bonus) incentive compensation plans and the design of our 2015 long-term incentive grant.

•

Based on the review of published public company and industry survey data, the Consultant provided information regarding the competitiveness and reasonableness of the 2015 Named Executive Officer short-term (cash bonus) and long-term (equity-based) incentive opportunities at “target.”

•

An evaluation of the Company’s pay-for-performance relationship and how that relationship compares to public companies in the healthcare services and facilities sectors and similarly-sized public companies across multiple industries.

•	Compensation review and related advice for the current fiscal year for selected members of our non-executive officer senior management.

•	Non-employee director compensation review and related advice.

•	Assistance with the preparation of the compensation-related portions of our 2015 Proxy Statement.

•	Updates regarding compensation-related issues, trends and regulatory changes.

Compensation Consultant Independence

Because the Consultant does not provide any non-compensation related services to our Company, we believe that the Consultant is independent of management and provides the Compensation Committee with objective advice. As part of its engagement, the Consultant participated in meetings with both the Compensation Committee and senior management to learn more about our business strategy and executive compensation objectives. The Compensation Committee retains the Consultant directly, although in carrying out assignments, the Consultant also interacts in certain capacities with our management-level employees. All such assignments are approved by the Chairman of the Compensation Committee, Nathaniel M. Zilkha.

For additional information, please refer to the discussion on page 22 under the heading “Compensation Consultant Independence and Conflicts of Interest Assessment.”

Role of the President and Chief Executive Officer

In the course of deliberating certain 2015 compensation decisions for our Named Executive Officers, the Compensation Committee took into account the recommendations of Mr. Kusserow regarding the compensation of our other executive officers, including the compensation packages of the executive officers who joined the Company in 2015. Mr. Kusserow’s recommendations were based upon his assessment of each executive officer’s individual role, retention considerations and market factors. The Compensation Committee reviewed these recommendations before making its decision. While the Compensation Committee requested Mr. Kusserow to be present at certain Committee meetings when executive compensation was discussed, Mr. Kusserow did not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation, and only Compensation Committee members are permitted to vote on matters related to executive officer compensation.

Review of Peer Group, Industry and Survey Data

For decisions regarding the design of our fiscal year 2015 short-term and long-term incentive compensation plans and for decisions regarding the compensation of Named Executive Officers, the Consultant provided information to the Compensation Committee regarding the executive compensation practices of (a) similarly-sized public companies across multiple industries and (b) companies in the healthcare services and facilities sectors, in order to both provide context for the Compensation Committee’s decisions and to help ensure that the various components of their respective compensation packages were within a reasonably competitive range. The information was based on the Consultant’s review of nationally recognized published survey data.

Evaluating the Overall Competitiveness and Reasonableness of our 2015 Incentive Compensation Program

Based on its review of the information described above, the Compensation Committee determined that the components of our 2015 Named Executive Officer compensation program were reasonable. Given the Company’s leadership changes in 2015, the Compensation Committee determined that it would (i) set the “target” bonus opportunity at 25% of base salary for each of our Named Executive Officers and (ii) grant long-term incentive awards intended to motivate and retain our Named Executive Officers and align their interests with the interests of the Company’s stockholders.

While the Compensation Committee generally considers available peer group, industry and survey data to be helpful in understanding how our compensation levels compare to other companies, peer group, industry and survey data are only one factor that the Compensation Committee may consider in making its decisions regarding executive compensation. Furthermore, the Company does not conduct a full compensation benchmarking analysis and an identification of peer groups each year, so such peer group information may not be available every year. For example, the Compensation Committee also considers the alignment of our then-current compensation practices with our compensation philosophy, program structure, retention goals and other factors (such as the integration of large acquisitions) before making compensation decisions.

Components of Compensation

We compensate our executive officers, including our Named Executive Officers, through the following components:

•	Base salary;

•	Annual performance-based incentive compensation (cash bonus awards);

•	Long-term incentives (equity-based awards);

•	Severance; and

•	Retirement, health and welfare benefits and, if deemed appropriate, perquisites.

In determining how each executive officer’s total compensation package is allocated among these components, the Compensation Committee emphasizes the components that reward the accomplishment of business objectives and create stockholder value. Concurrently, the Compensation Committee believes it is appropriate to provide our executive officers with a reasonable level of guaranteed compensation through base salary and benefits, together with significant opportunity for additional compensation through annual and long-term incentives. Generally, if targeted performance levels are not achieved, our executive officers’ total compensation is likely to be at or below the median of comparable positions at similarly-sized public companies in our industry. Alternatively, if the targeted performance levels are exceeded, our executive officers’ total compensation is likely to be above the median of comparable positions at similarly-sized public companies in our industry.

Mix of Pay

Our executive officers have a higher percentage of variable compensation relative to our other employees. The Compensation Committee believes this is appropriate because of the direct influence that these officers have on our financial performance. Generally, the majority of the total targeted annual compensation for our executive officers, including our Named Executive Officers, is “at risk,” i.e., variable based on Company performance, to assure alignment with stockholder interests.

Base Salaries

We target our executive officers’ base salaries to be competitive when compared to the salary levels of persons holding similar positions at similarly-sized public companies in the healthcare services and facilities sectors. The Compensation Committee also considers each executive officer’s respective responsibilities, experience, expertise and individual performance when setting base salaries.

2015 Base Salary Determinations

•	Kusserow—Pursuant to the terms of Mr. Kusserow’s employment agreement, his base salary was set at $875,000.

•

LaBorde—In connection with his appointment as Chief Financial Officer on April 6, 2015, Mr. LaBorde’s base salary was reduced from $625,000 to $450,000. This salary adjustment was reviewed by the Consultant for the purposes of determining reasonableness before approval by the Compensation Committee.

•	McCoy, Pernosky and Howard—Effective as of the respective dates of their employment, Mr. McCoy’s base salary was set at $450,000, Mr. Pernosky’s base salary was set at $375,000 and Mr. Howard’s base salary was set at $342,000. The base salaries for each of Messrs. McCoy, Pernosky and Howard were set based on negotiations with such executive officer during the hiring process and were reviewed by the Consultant for the purposes of determining reasonableness before approval by the Compensation Committee.

Annual Performance-Based Incentive Compensation (Cash Bonuses)

As part of our executive compensation program, the Compensation Committee establishes annual incentive compensation performance measures for our executive officers, which performance measures are premised on our Company’s achievement of pre-determined financial or operational goals. The Compensation Committee reserves the ability to reduce (but not increase) the amounts earned as a result of a subjective annual review of the individual performance of each executive officer.

2015 Annual Incentive Compensation (Cash Bonus) Opportunities

The “target” bonus opportunity for each Named Executive Officer is expressed as a percentage of base salary. For our eligible Named Executive Officers, such bonus opportunity was set at 25% of their respective base salaries. Mr. Redman was not eligible to participate in the 2015 Short-Term Incentive Compensation (Cash Bonus) Plan. These percentages were lower than market for similarly-sized public companies in our industry and the percentages used in our 2014 annual incentive compensation program as a result of the relatively larger “front-loaded” equity grants to the Named Executive Officers, as discussed below under “Pay for Performance—Front-Loaded Equity Grants.”

For 2015, if the target performance conditions for the award opportunity were met, each of the Named Executive Officers would earn 25% of their base salary based on the achievement of a pre-defined corporate performance measure (but such awards would not exceed 25% of base salary even if the performance measure were exceeded). If the target performance conditions for the award opportunity were not met, the Named Executive Officers would not earn any cash bonus. The Compensation Committee, in its discretion, reserved the ability to reduce (but not increase) the amounts earned as a result of a subjective review of the performance of each executive officer. Target incentive opportunities were set based on our Company’s historical practices and the Compensation Committee’s desire to provide a meaningful award for achieving outstanding performance.

For 2015, the annual incentive compensation opportunity was based on the overall corporate performance measure of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of no less than $110 million.

In establishing the performance levels, the Compensation Committee considered the target level of performance reasonable and achievable, but not without management’s significant effort. The Compensation Committee felt it was appropriate to set adjusted EBITDA as the sole performance measure because it believes that adjusted EBITDA growth encourages our executive officers to focus on improving earnings and profitable growth. It also believes that this measure is aligned with our overall objective of creating long-term value for our stockholders.

Our adjusted 2015 EBITDA was $112 million, which exceeded the target ($110 million) performance level under the plan.**

Taking this into account, the Compensation Committee certified the Company’s achievement of the performance target on March 3, 2016, and the Compensation Committee approved paying out cash bonuses at the “target” bonus opportunity, pro-rated for time in role when applicable, to the eligible Named Executive Officers (Messrs. Kusserow, LaBorde, McCoy, Pernosky and Howard) as follows: Mr. Kusserow—$218,750; Mr. LaBorde—$123,438; Mr. McCoy—$84,375; Mr. Pernosky—$70,313; and Mr. Howard—$64,125. In each case, such bonus payments, less applicable taxes, withholdings and deductions, were payable in connection with the Company’s next regularly-scheduled payroll period in accordance with the Company’s normal payroll practices.

**	See Appendix A hereto for an explanation for these certain items and the reconciliations of non-GAAP financial measures.

Long-Term Incentives

Long-term incentives, in the form of equity-based compensation, are used to balance the short-term focus of our annual cash incentive compensation program with performance incentives over multi-year periods. The Compensation Committee believes that providing long-term incentive opportunities supports our compensation philosophy by aligning the interests of our Named Executive Officers, and other long-term incentive compensation plan participants, with those of our stockholders.

Currently, all equity-based compensation is granted in accordance with the terms of our 2008 Omnibus Incentive Compensation Plan, which is a comprehensive incentive compensation plan that provides for various equity-based awards and also provides for limited cash awards.

We believe that grants of equity-based compensation:

•	Motivate participants to focus on the creation of stockholder value in both the short- and long-term;

•	Reinforce the link between the creation of stockholder value and compensation;

•	Enable us to provide competitive levels of total compensation; and

•	Aid in the retention of Named Executive Officers and other long-term incentive plan participants.

2015 Equity-Based Incentive Compensation—Plan Design Considerations

It has been our Company’s historical practice to tie a portion of the vesting requirements associated with the equity grants under our annual long-term incentive plans to identified multi-year performance targets set during the first quarter of the subject fiscal year. In 2015, the Compensation Committee resumed its practice of tying a portion of the vesting requirements associated with the equity grants under our annual long-term incentive plans to identified multi-year performance targets set during the first quarter of the subject fiscal year.

Pay for Performance—Front-Loaded Equity Awards

The Compensation Committee believes that the Named Executive Officers’ compensation packages were structured to limit guaranteed compensation and provide strong pay-for-performance incentives. A significant component of this approach was to provide “front-loaded” equity grants, as described below.

•

As contemplated by his employment agreement, during the first quarter of 2015 (effective March 31, 2015), Mr. Kusserow was granted (i) 75,000 performance-based restricted shares of the Company’s common stock and (ii) performance-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock. Both the performance-based restricted shares and the performance-based stock options will vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated and pro-rated vesting provisions as provided in the employment agreement). The exercise price of the non-qualified stock options was set based on the closing price of the Company’s common stock on the date of grant ($26.78), and the options have a ten-year term.

•

Unless Mr. Kusserow’s employment is terminated for “Cause” (as defined in his employment agreement), he shall have until the earlier of (A) the expiration date of any option granted pursuant to his employment agreement or (B) 90 days following termination of his employment in which to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested options shall terminate immediately upon termination of employment.

•

On May 1, 2015, Mr. McCoy was granted (i) 75,000 performance-based stock options and (ii) 75,000 time-based stock options. The exercise price of the stock options was set based on the closing price of the Company’s common stock on the date of grant ($27.35), and the options have a ten-year term. The performance-based stock options will vest, if at all, based on the certification by the Compensation Committee of the achievement of performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated, pro-rated and catch-up vesting provisions as provided in the award agreements), assuming Mr. McCoy is still employed by the Company on the vesting dates. The time-based stock options will vest in equal, 25% installments on each of May 1, 2016, May 1, 2017, May 1, 2018, and May 1, 2019 (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreements), assuming Mr. McCoy remains employed by the Company on each such date. Unless Mr. McCoy’s employment is terminated for “Cause” (as defined in the Key Executive Severance Plan), he shall have until the earlier of (A) May 1, 2025 or (B) the 90th day following Mr. McCoy’s termination of employment to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested unexercised options shall terminate as of the date of termination of employment.

•

On June 4, 2015, Mr. McCoy was granted (i) 18,750 performance-based restricted stock units and (ii) 18,750 time-based restricted stock units. The performance-based stock units will vest, if at all, based on the certification by the Compensation Committee of the achievement of performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated, pro-rated and catch-up vesting provisions as provided in the award agreements), assuming Mr. McCoy is still employed by the Company on the vesting dates. The time-based restricted stock units will vest in approximately 25% installments on each of June 4, 2016, June 4, 2017, June 4, 2018, and June 4, 2019 (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreements), assuming Mr. McCoy remains employed by the Company on each such date.

•

On May 1, 2015, Mr. Pernosky was granted (i) 45,000 performance-based stock options and (ii) 45,000 time-based stock options. The exercise price of the stock options was set based on the closing price of the Company’s common stock on the date of grant ($27.35), and the options have a ten-year term. The performance-based stock options will vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated, pro-rated and catch-up vesting provisions as provided in the award agreements), assuming Mr. Pernosky is still employed by the Company on the vesting dates. The time-based stock options will vest in equal, 25% installments on each of May 1, 2016, May 1, 2017, May 1, 2018, and May 1, 2019 (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreements), assuming Mr. Pernosky remains employed by the Company on each such date. Unless Mr. Pernosky’s employment is terminated for “Cause” (as defined in the Key Executive Severance Plan), he shall have until the earlier of (A) May 1, 2025 or (B) the 90th day following Mr. Pernosky’s termination of employment to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested unexercised options shall terminate as of the date of termination of employment.

•

On June 4, 2015, Mr. Pernosky was granted (i) 15,000 performance-based restricted stock units and (ii) 15,000 time-based restricted stock units. The performance-based restricted stock units will vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated, pro-rated and catch-up vesting provisions as provided in the award agreements), assuming Mr. Pernosky is still employed by the Company on the vesting dates. The time-based restricted stock units will vest in equal, 25% installments on each of June 4, 2016, June 4, 2017, June 4, 2018, and June 4, 2019 (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreements), assuming Mr. Pernosky remains employed by the Company on each such date.

•

On May 1, 2015, Mr. Howard was granted (i) 37,500 performance-based stock options and (ii) 37,500 time-based stock options. The exercise price of the stock options was set based on the closing price of the

Company’s common stock on the date of grant ($27.35), and the options have a ten-year term. The performance-based stock options will vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated, pro-rated and catch-up vesting provisions as provided in the award agreements), assuming Mr. Howard is still employed by the Company on the vesting dates. The time-based stock options will vest in equal, one-third installments on each of May 1, 2019, May 1, 2020, and May 1, 2021 (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreements), assuming Mr. Howard remains employed by the Company on each such date. Unless Mr. Howard’s employment is terminated for “Cause” (as defined in the Key Executive Severance Plan), he shall have until the earlier of (A) May 1, 2025 or (B) the 90th day following Mr. Howard’s termination of employment to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested options shall terminate as of the date of termination of employment.

•

On June 4, 2015, Mr. Howard was granted (i) 12,500 performance-based restricted stock units and (ii) 12,500 time-based restricted stock units. The performance-based restricted stock units will vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance targets for each of fiscal years 2015, 2016, 2017 and 2018 (subject to certain accelerated, pro-rated and catch-up vesting provisions as provided in the award agreements), assuming Mr. Howard is still employed by the Company on the vesting dates. The time-based restricted stock units will vest in approximately one-third installments on each of June 4, 2019, June 4, 2020, and June 4, 2021 (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreements), assuming Mr. Howard remains employed by the Company on each such date.

The Compensation Committee believes that the 2015 equity awards will motivate the Named Executive Officers to increase stockholder value over the four-year term of the awards by:

•

Increasing Stockholder Return—the Named Executive Officers’ options were granted with fair market value exercise prices. Therefore, they will not realize any value from their stock options unless the market value of our common stock appreciates.

•	Achieving specified financial and operational goals—50% of the 2015 equity awards relate to performance-based compensation in the form of stock options and performance-based restricted stock.

Accelerated Vesting—2015 Equity Awards

It should be noted that in the course of our arms-length negotiations with Mr. Kusserow with respect to his employment agreement, there were reported rumors and public speculation related to a possible strategic transaction involving our company. The Compensation Committee, therefore, was tasked with designing a compensation package for Mr. Kusserow that would not only ensure his recruitment, but also would align his interests with those of our stockholders by enabling him to consider strategic transactions that may be in the best interests of our stockholders without undue concern over whether the transaction would jeopardize his own employment or significantly disrupt the environment of his employment.

Accordingly, Mr. Kusserow’s employment agreement provides that his 2015 equity awards shall vest immediately in full upon a change in control (“single trigger”). The Compensation Committee carefully weighed the cost of the “single-trigger” vesting acceleration provision and believes that the significant stock option component (approximately 77%) of Mr. Kusserow’s 2015 Equity Awards strikes an appropriate balance between providing meaningful severance protection and avoiding a significant windfall upon an employment termination. For additional information, see the discussion beginning on page 60 of this proxy statement (“Potential Payments upon Termination or Change in Control”).

Our company does not intend to issue equity awards with a “single-trigger” vesting features in the future. We adopted an amendment to our 2008 Omnibus Incentive Compensation Plan eliminating “single-trigger” vesting provisions for equity awards granted after April 23, 2015.

Ronald A. LaBorde—December 2015 Equity Bonus

Effective as of December 17, 2015, as consideration for his voluntarily agreeing to relinquish any remaining rights under the terms of his employment agreement, the Compensation Committee approved an equity award to Mr. LaBorde under the terms of the Company’s 2008 Omnibus Incentive Compensation Plan. The equity award consisted of: (a) 75,000 time-based vesting Non-Qualified Stock Options (the “Time-Based Vesting Options”), each such Option contingently entitling Mr. LaBorde to purchase one share of the Company’s common stock at an exercise price of $41.38 per share (subject to the vesting schedules and other terms and conditions appearing in the award agreement for such Options), (b) 75,000 performance-based vesting Non-Qualified Stock Options (the “Performance-Based Vesting Options”), each such Option contingently entitling Mr. LaBorde to purchase one share of the Company’s common stock at an exercise price of $41.38 per share (subject to the vesting schedules and other terms and conditions appearing in the award agreement for such Options), (c) 27,500 time-based vesting Restricted Share Units (“Time-Based Vesting RSUs”), each such RSU contingently entitling Mr. LaBorde to receive one fully-vested share of the Company’s common stock (subject to the vesting schedules and other terms and conditions set forth in the award agreement for such RSUs), and (d) 27,500 performance-based vesting RSUs (the “Performance-Based Vesting RSUs”), each such RSU contingently entitling Mr. LaBorde to receive one fully-vested share of the Company’s common stock (subject to the vesting schedules and other terms and conditions set forth in the award agreement for such RSUs).

Both the Time-Based Vesting Options and the Time-Based Vesting RSUs vest in one-fourth increments on the first through fourth anniversaries of the grant date, provided that Mr. LaBorde remains employed by the Company on each such vesting date (subject to certain pro-rated and accelerated vesting provisions as provided under the respective award agreements for such awards). Both the Performance-Based Vesting Options and the Performance-Based Vesting RSUs shall vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance goals for fiscal years 2015 through 2018, respectively, and Mr. LaBorde’s continued employment through stated anniversaries of the grant date (subject to certain accelerated and pro-rated vesting provisions as provided in the award agreement for such RSUs; provided that with respect to any RSUs that have not vested for which there are performance periods that have not been completed, such pro-rated vesting shall occur only to the extent the Company achieves the performance measure for the then-applicable performance period). Assuming all of the performance conditions are satisfied, 100% of the Performance-Based Options and 100% of the Performance-Based RSUs would be fully-vested as of the fourth anniversary of the grant date. The Options have a ten-year term. For 2015, the performance criteria for Mr. LaBorde’s Performance-Based Vesting Options and the Performance-Based Vesting RSUs was based on the Company’s realizing adjusted EBITDA of no less than $110 million. Our adjusted 2015 EBITDA was $112 million, which exceeded the target ($110 million) performance level under the plan. Accordingly, Mr. LaBorde earned the portion of his Performance-Based Vesting Options and Performance-Based Vesting RSUs tied to 2015 performance criteria upon the Compensation Committee’s certification that such performance criteria was met for 2015.

Benefits

Our executive officers also participate in the retirement, health and welfare benefit programs generally available to our other employees, including paid vacation and paid Company holidays. In a few limited circumstances, the Company provides other benefits to our executive officers, as detailed in the tables following this CD&A. We do not provide our executive officers any special benefits such as supplemental executive retirement plans or company vehicles.

Certain of our executive officers participate in our Employee Stock Purchase Plan (“ESPP”). Under the terms of the ESPP, eligible employees may elect to contribute on an after-tax basis between 1% and 15% of their annual pay through regular payroll deductions to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan on an annual basis pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the market value of our common stock at the close of business on the last day of each fiscal quarter.

Key Executive Severance Plan

The stated purpose of the Key Executive Severance Plan is to provide a fair framework in the event of a termination of employment in certain circumstances of certain Company key executives. As of December 17, 2015, to be eligible for benefits under the Key Executive Severance Plan, an executive (each, a “Covered Executive”) must (1) be employed by the Company (through the Company’s common payroll agent, Amedisys Holding, L.L.C.) with any of the following job titles: Chief Operating Officer, Chief Financial Officer, Vice Chairman, Chief Human Resources Officer, Senior Vice President of Government Affairs, General Counsel, Chief Information Officer, Chief Strategy Officer, Chief Clinical Operations Officer, Chief Development Officer, Senior Vice President of Accounting/Controller, Senior Vice President of Operations, Senior Vice President of Talent, or Senior Vice President of Total Rewards; (2) have been designated in writing by the Board or the Compensation Committee, as appropriate, as being covered by the Key Executive Severance Plan; and (3) have executed and delivered to the Company (and not have revoked or attempted to revoke) the Company’s Executive Protective Covenants Agreement (“EPCA” or other similarly named agreement).

If any Covered Executive is terminated by the Company without “Cause” or resigns with “Good Reason” in each case prior to a “Change in Control,” each as defined in the Key Executive Severance Plan, such Covered Executive shall be entitled to the following:

(a) An amount equal to one (1) times the sum of (A) the Covered Executive’s base salary, as in effect on the date of employment termination (or in the event a reduction in base salary is a basis for a termination with Good Reason, then the base salary in effect immediately prior to such reduction) and (B) the greater of (x) an amount equal to the cash bonus earned by the Covered Executive for the previous fiscal year or (y) an amount equal to twenty-five percent of the Covered Executive’s base salary, as in effect on the date of employment termination (or, in the event a reduction in base salary is a basis for termination for Good Reason, then the base salary in effect immediately prior to such reduction), which amount shall be payable in substantially equal monthly installments in accordance with the Company’s normal payroll practices for a period of 12 months; and

(b) A lump-sum payment of $2,500 for the intended purpose of purchasing health insurance, but which can be used at the discretion of the Covered Executive.

Further, any unvested equity awards issued in the name of the Covered Executive as of the date of employment termination will vest in accordance with the terms contained in the applicable award agreement for such awards.

If any Covered Executive is terminated by the Company without “Cause” or resigns with “Good Reason” in each case following a “Change in Control,” such Covered Executive shall be entitled to the following:

(a) An amount equal to two (2) times the sum of (A) the Covered Executive’s base salary, as in effect on the date of employment termination (or in the event a reduction in base salary is a basis for a termination with Good Reason, then the base salary in effect immediately prior to such reduction) and (B) the greater of (x) an amount equal to the cash bonus earned by the Covered Executive for the previous fiscal year or (y) an amount equal to twenty-five (25) percent of the Covered Executive’s base salary, as in effect on the date of employment termination (or, in the event a reduction in base salary is a basis for termination for Good Reason, then the base salary in effect immediately prior to such reduction), which amount shall be payable in substantially equal monthly installments in accordance with the Company’s normal payroll practices for a period of 12 months; and

(b) A lump-sum payment of $2,500 for the intended purpose of purchasing health insurance, but which can be used at the discretion of the Covered Executive.

Further, any unvested equity awards issued in the name of the Covered Executive as of the date of employment termination will vest in accordance with the provisions of the Omnibus Plan or any successor thereto.

Severance and “Claw-Back” Provisions—Executive Employment Agreements

The employment agreement for Mr. Kusserow contains provisions entitling him to receive severance benefits for certain qualifying terminations, as described under “Potential Payments upon Termination or Change-in-Control,” below. These triggers for severance payments were selected in order to permit Mr. Kusserow to focus on the interests of our Company and our stockholders without undue concern for his personal job security.

In return for severance benefits, Mr. Kusserow is bound by certain non-compete, non-solicitation, confidentiality and non-disclosure covenants, as defined in his agreement. If there is a breach of these covenants (each, a “Forfeiture Event”), we are no longer obligated to make any severance payments otherwise due to him, and all unexercised stock options, nonvested stock and other nonvested equity awards are forfeited effective as of the date of the Forfeiture Event. Additionally, in the event of a breach, each agreement contains a “claw-back” provision obligating him to repay the Company any “award gain” (as defined below) realized during the six-month period prior to the occurrence of the Forfeiture Event (or, if the breach occurs after Mr. Kusserow ceases to be employed by the Company, the date of termination of their employment) and for a period of 24 months following such date. As defined in the employment agreement, “award gain” means:

•

in respect of a given stock option exercise, the product of (X) the fair market value per share of common stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the stock option was exercised at that date; and

•

in respect of any other settlement of any other cash bonus or equity award granted to the Named Executive Officer, the fair market value of the cash or stock paid or payable to the Named Executive Officer (regardless of any elective deferral) less any cash or the fair market value of any stock or property (other than a cash award or equity award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Named Executive Officer to us as a condition of or in connection with such settlement.

The Compensation Committee believes that these forfeiture provisions provide assurance that our business interests will be appropriately protected upon the termination of employment of Mr. Kusserow.

Stock Ownership

Included in the Corporate Governance Guidelines adopted by our Board of Directors are stock ownership requirements applicable to our Chief Executive Officer. In an effort to more closely align our Chief Executive Officer’s interests with those of our stockholders, the Chief Executive Officer shall own Company shares with a fair market value equal to at least three times their base salary.

Mr. Kusserow will have five years from the date of his December 16, 2014 appointment as President and Chief Executive Officer to come into compliance with these ownership requirements.

Once the Chief Executive Officer accumulates shares with a value equal to the required multiple of base salary or annual retainer, he must retain the minimum number of shares originally accumulated to meet the threshold requirement on a going-forward basis. If the Company’s stock price subsequently declines after the stock ownership requirements are met, they will not be required to acquire additional shares.

Equity Grant Practices

Annual incentive compensation is generally awarded, both to our Named Executive Officers and to other eligible employees, throughout the year. All Compensation Committee decisions regarding annual incentive compensation are generally made concurrently with the filing of our Annual Report on Form 10-K for the previous fiscal year.

Deductibility of Compensation

Internal Revenue Code Section 162(m) limits the amount of compensation paid to our executive officers that may be deducted by us for federal income tax purposes in any fiscal year to $1 million. “Performance-based” compensation that has been approved by our stockholders is not subject to the $1 million deduction limit. All of our equity-based incentive plans have been approved by our stockholders, and awards under those plans, other than certain time-based vesting shares and nonvested stock, constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. While the Compensation Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward our executive officers consistent with our compensation philosophy for each compensation element.

Our 2008 Omnibus Incentive Compensation Plan provides for qualifying performance-based compensation, including annual bonuses. The Plan allows us flexibility in structuring our executive compensation programs while maximizing the tax deductibility of awards to the benefit of the Company and our stockholders, whether they are denominated in cash or stock.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Amedisys, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015.

Members of the Compensation Committee:

Nathaniel M. Zilkha (Chairman)

Julie D. Klapstein

Jake L. Netterville

Donald A. Washburn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of the directors listed as signatories to the above report. During 2015:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee;

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation for our Named Executive Officers for 2015, 2014 and 2013 (as applicable). For additional information on the compensation summarized below and other benefits, please refer to “Compensation Discussion and Analysis” (“CD&A”), above.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Paul B. Kusserow	2015	$905,289	—	$1,342,750	218,750	18,922	(4)	2,485,711
President and Chief Executive Officer (PEO)	2014	—	—	8,661,250	—	—		8,661,250

Ronald A. LaBorde	2015	521,154	—	3,475,563	123,438	23,64	(5)	4,143,796
Vice Chairman and Chief Financial Officer (PFO) (as of 4/6/15)(9)	2014	597,308	—	1,012,750	625,000	21,747		2,256,805
Vice Chairman (12/16/14 through 4/6/15)	2013	475,000	39,187	849,215	—	18,764		1,382,166

Daniel P. McCoy	2015	328,846	—	2,260,798	84,375	9,759	(6)	2,683,778
Chief Operating Officer (as of 4/6/15)

Lawrence R. Pernosky	2015	258,173	—	1,512,563	70,313	7,817	(7)	1,848,866
Chief Human Resources Officer

Martin B. Howard	2015	249,923	—	1,260,469	64,125	9,136	(8)	1,583,653
Chief Information Officer

Dale E. Redman	2015	124,615	75,000	—	—	—		199,615
Interim Chief Financial Officer (3/24/14 through 4/6/15) (PFO)(10)	2014	292,308	150,000	—	—	—		442,308

(1)

The amounts in this column for fiscal years 2015 and 2014 reflect the bonus payments that were awarded to Mr. Redman in recognition of his service as the Company’s Interim CFO. The amounts in this column for fiscal year 2013 reflect the discretionary bonus payment that was awarded on March 15, 2013 to Mr. LaBorde in recognition of fiscal year 2012 individual performance.

(2)

The values for stock in this column reflect the aggregate grant date fair value of stock awards granted during the fiscal years ended December 31, 2015, 2014 and 2013 pursuant to our 2008 Omnibus Incentive Compensation Plan. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2015, which were included in our Annual Report on Form 10-K filed with the SEC on March 10, 2016. Additional information regarding these awards appears under the heading “2015 Equity-Based Incentive Compensation” in the CD&A.

(3)

The amounts in this column reflect the amount earned under the annual performance-based non-equity incentive compensation plan for the applicable year. The amounts in this column for fiscal year 2015 were paid on March 11, 2016. Additional information regarding these payments appears under the heading “2015 Annual Incentive Compensation (Cash Bonus) Opportunities” in the CD&A.

(4)

This amount consists of $5,962 for employer-paid contributions to Mr. Kusserow pursuant to our 401(k) Benefit Plan and $12,960 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. Kusserow’s behalf where we are not the beneficiary.

(5)

This amount consists of $5,813 for employer-paid contributions to Mr. LaBorde pursuant to our 401(k) Benefit Plan and $17,828 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. LaBorde’s behalf where we are not the beneficiary.

(6)

This amount consists of $5,962 for employer-paid contributions to Mr. McCoy pursuant to our 401(k) Benefit Plan and $3,797 in costs attributable to life insurance premiums paid by us on Mr. McCoy’s behalf where we are not the beneficiary.

(7)	This amount consists of $7,817 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. Pernosky’s behalf where we are not the beneficiary.
(8)

This amount consists of $4,637 for employer-paid contributions to Mr. Howard pursuant to our 401(k) Benefit Plan and $4,499 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. Howard’s behalf where we are not the beneficiary.

(9)	Mr. LaBorde was appointed as our Vice Chairman and Chief Financial Officer as of April 6, 2015.
(10)	Mr. Redman retired as our Interim Chief Financial Officer as of April 6, 2015.

2015 GRANTS OF PLAN-BASED AWARDS

The table below summarizes all grants of plan-based awards during the year ended December 31, 2015 to our Named Executive Officers. For additional information regarding the plan-based award grants summarized below, please refer to CD&A above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value ($) (16)
		Target ($)
Paul B. Kusserow
Time-Based Nonqualified Stock Options		—	—	—
Time-Vesting Restricted Stock Units(1)		—	—	—
Performance-Based Nonqualified Stock Options(8)	3/31/2015	—	62,500	840,625
Performance-Based Restricted Stock Units(1)(12)	3/31/2015	—	18,750	502,125
2015 Short Term (Cash Bonus) Incentive Plan		218,750	—	—

Ronald A. LaBorde
Time-Based Nonqualified Stock Options(2)	12/17/2015	—	75,000	1,642,500
Time-Vesting Restricted Stock Units(1)(5)	12/17/2015		27,500	1,137,950
Performance-Based Nonqualified Stock Options(9)	12/17/2015		18,750	410,625
Performance-Based Restricted Stock Units(1)(13)	12/17/2015		6,875	284,488
2015 Short Term (Cash Bonus) Incentive Plan		112,500	—	—

Daniel P. McCoy
Time-Based Nonqualified Stock Options(3)	5/1/2015	—	75,000	1,184,250
Time-Vesting Restricted Stock Units(1)(6)	6/4/2015	—	18,750	624,375
Performance-Based Nonqualified Stock Options(10)	5/1/2015	—	18,750	296,063
Performance-Based Restricted Stock Units(1)(14)	6/4/2015	—	4,688	156,110
2015 Short Term (Cash Bonus) Incentive Plan		112,500	—	—

Lawrence R. Pernosky
Time-Based Nonqualified Stock Options(3)	5/1/2015	—	45,000	710,550
Time-Vesting Restricted Stock Units(1)(6)	6/4/2015	—	15,000	499,500
Performance-Based Nonqualified Stock Options(10)	5/1/2015	—	11,250	177,638
Performance-Based Restricted Stock Units(1)(14)	6/4/2015	—	3,750	124,875
2015 Short Term (Cash Bonus) Incentive Plan		93,750	—	—

Martin B. Howard
Time-Based Nonqualified Stock Options(4)	5/1/2015	—	37,500	592,125
Time-Vesting Restricted Stock Units(1)(7)	6/4/2015	—	12,500	416,250
Performance-Based Nonqualified Stock Options(11)	5/1/2015	—	9,375	148,031
Performance-Based Restricted Stock Units(1)(15)	6/4/2015	—	3,125	104,063
2015 Short Term (Cash Bonus) Incentive Plan		85,500	—	—

Dale E. Redman
Time-Based Nonqualified Stock Options	—	—	—	—
Time-Vesting Restricted Stock Units(1)	—	—	—	—
Performance-Based Nonqualified Stock Options	—	—	—	—
Performance-Based Restricted Stock Units(1)	—	—	—	—
2015 Short Term (Cash Bonus) Incentive Plan	—	—	—	—

(1)

Dividends paid with respect to restricted stock paid in (a) cash or (b) property other than the Company’s common stock or rights to acquire Company common stock shall be paid to the restricted stock award recipient in a similar manner as to other holders of our common stock. Dividends paid in (y) Company common stock or (z) rights to acquire Company Common Stock shall be added to and become a part of the original restricted stock award, subject to any additional performance-based or time-based vesting conditions stated therein.

(2)

The amounts shown in this row reflect the number of time-based non-qualified stock options granted to Mr. LaBorde on December 17, 2015. The options vest ratably in one-fourth increments on December 17, 2016, December 17, 2017, December 17, 2018, and December 17, 2019, provided that the awardee is continuously employed by the Company through each such date.

(3)

The amounts shown in this row reflect the number of time-based non-qualified stock options granted to Messrs. McCoy and Pernosky on May 1, 2015. The options vest ratably in one-fourth increments on May 1, 2016, May 1, 2017, May 1, 2018, and May 1, 2019, provided that the awardee is continuously employed by the Company through each such date.

(4)

The amounts shown in this row reflect the number of time-based non-qualified stock options granted to Mr. Howard on May 1, 2015. The options vest ratably in one-third increments on May 1, 2019, May 1, 2020, and May 1, 2021 provided that the awardee is continuously employed by the Company through each such date.

(5)

The amounts shown in this row reflect the number of time-vesting only restricted stock units granted to Mr. LaBorde on December 17, 2015. The shares vest evenly in one-fourth increments on December 17, 2016, December 17, 2017, December 17, 2018 and December 17, 2019, provided that the awardee is continuously employed by the Company through each such date.

(6)

The amounts shown in this row reflect the number of time-vesting only restricted stock units granted to Messrs. McCoy and Pernosky on June 4, 2015. The shares vest evenly in one-fourth increments on June 4, 2016, June 4, 2017, June 4, 2018, and June 4, 2019, provided that the awardee is continuously employed by the Company through each such date.

(7)

The amounts shown in this row reflect the number of time-vesting only restricted stock units granted to Mr. Howard on June 4, 2015. The shares vest evenly in one-third increments on June 4, 2019, June 4, 2020, and June 4, 2021, provided that the awardee is continuously employed by the Company through each such date.

(8)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Mr. Kusserow on March 31, 2015, based on the Company’s achievement of the 2015 performance metric. The options vest on March 31, 2016, provided that the awardee is continuously employed by the Company through each such date.

(9)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Mr. LaBorde on December 17, 2015, based on the Company’s achievement of the 2015 performance metric. The options vest ratably in one-fourth increments on December 17, 2016, December 17, 2017, December 17, 2018, and December 17, 2019, provided that the awardee is continuously employed by the Company through each such date.

(10)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Messrs. McCoy and Pernosky on May 1, 2015, based on the Company’s achievement of the 2015 performance metric. The options vest ratably in one-fourth increments on May 1, 2016, May 1, 2017, May 1, 2018, and May 1, 2019, provided that the awardee is continuously employed by the Company through each such date.

(11)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Mr. Howard on May 1, 2015, based on the Company’s achievement of the 2015 performance metric. The options vest ratably in one-third increments on May 1, 2016, May 1, 2017, and May 1, 2018 provided that the awardee is continuously employed by the Company through each such date.

(12)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Mr. Kusserow on March 31, 2015, based on the Company’s achievement of the 2015 performance metric. The shares vest on March 31, 2016, provided that the awardee is continuously employed by the Company through each such date.

(13)	The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Mr. LaBorde on December 17, 2015, based on the Company’s achievement of the 2015 performance metric. The shares vest ratably in one-fourth increments on December 17, 2016, December 17, 2017, December 17, 2018, and December 17, 2019, provided that the awardee is continuously employed by the Company through each such date.

(14)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Messrs. McCoy and Pernosky on June 4, 2015, based on the Company’s achievement of the 2015 performance metric. The shares vest ratably in one-fourth increments on June 4, 2016, June 4, 2017, June 4, 2018, and June 4, 2019, provided that the awardee is continuously employed by the Company through each such date.

(15)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Mr. Howard on June 4, 2015, based on the Company’s achievement of the 2015 performance metric. The shares vest ratably in one-third increments on June 4, 2016, June 4, 2017, and June 4, 2018, provided that the awardee is continuously employed by the Company through each such date.

(16)

The amounts shown in this column reflect the “grant date fair value” of the nonvested stock awards and performance-based restricted stock units granted to each of our Named Executive Officers during the fiscal year 2015. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2015, as included in our Annual Report on Form 10-K filed with the SEC on March 10, 2016. There can be no assurance that the grant date fair value of the nonvested stock awards or the restricted stock units will ever be realized.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The table below summarizes all outstanding equity awards at December 31, 2015 for our Named Executive Officers.

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($) (2)
Name	Exercisable	Unexercisable
Paul B. Kusserow	62,500	187,500	$26.65	12/16/2024	75,000	$2,949,000	—	$—
	—	62,500	$26.78	3/31/2025
Ronald A. LaBorde	—	75,000	$41.38	12/17/2025	117,379	4,615,342	—	—
	—	18,750	$41.38	12/17/2025
Daniel P. McCoy	—	75,000	$27.35	5/1/2025	23,438	921,582	—	—
	—	18,750	$27.35	5/1/2025
Lawrence R. Pernosky	—	45,000	$27.35	5/1/2025	18,750	737,250	—	—
		11,250	$27.35	5/1/2025
Martin B. Howard	—	37,500	$27.35	5/1/2025	15,625	614,375	—	—
	—	9,375	$27.35	5/1/2025
Dale E. Redman	—	—	—	—	—	—	—	—

(1)	The contractual term of each grant of stock option awards is a ten-year period.
(2)	Market value is based on the closing price on December 31, 2015 of $39.32.
(3)

The amounts in this column include the target number of performance-based restricted stock units (PRSUs) that were granted in 2015 to each Named Executive Officer with vesting conditions linked to the Company’s 2015 EBITDA. Please refer to the description of the PRSUs under the heading “2015 Equity-Based Incentive Compensation” in the CD&A, above, for additional information regarding the vesting conditions. In addition, for Mr. LaBorde, the amount in this column also includes the maximum number of performance-based restricted stock units (PRSUs) that were granted in 2013 to each Named Executive Officer with vesting conditions linked to the Company’s total three-year shareholder return in excess of a defined hurdle rate. Please refer to the description of the PRSUs under the heading “2013 Equity-Based Incentive Compensation” in the CD&A section of our 2014 Proxy Statement for additional information regarding the vesting conditions.

VESTING SCHEDULE—OUTSTANDING EQUITY AWARDS

This table below summarizes the vesting schedule for all outstanding unvested equity awards held by our Named Executive Officers as of December 31, 2015.

		Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Vesting Schedule of Unexercised Options	Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Schedule of Number of Shares or Units of Stock That Have Not Vested
Paul B. Kusserow	187,500	33% on each of 12/16/2016, 2017, and 2018	$26.65	56,250	33% on each of 12/16/2016, 2017, and 2018
	62,500	100% on 03/31/2016	$26.78	18,750	100% on 03/31/2016
Ronald A. LaBorde	75,000	25% on each of 12/17/2016, 2017, 2018 and 2019	$41.38	52,008	100% on 4/1/2016
	18,750	25% on each of 12/17/2016, 2017, 2018 and 2019	$41.38	10,835	100% on 4/1/2016
				20,161	50% on 4/1/2016 and 2017
				27,500	25% on each of 12/17/2016, 2017, 2018, and 2019
				6,875	25% on each of 12/17/2016, 2017, 2018, and 2019
Daniel P. McCoy	75,000	25% on each of 5/1/2016, 2017, 2018, and 2019	$27.35	18,750	25% on each of 6/4/2016, 2017, 2018, and 2019
	18,750	25% on each of 5/1/2016, 2017, 2018, and 2019	$27.35	4,688	25% on each of 6/4/2016, 2017, 2018, and 2019
Lawrence R. Pernosky	45,000	25% on each of 5/1/2016, 2017, 2018, and 2019	$27.35	15,000	25% on each of 6/4/2016, 2017, 2018, and 2019
	11,250	25% on each of 5/1/2016, 2017, 2018, and 2019	$27.35	3,750	25% on each of 6/4/2016, 2017, 2018, and 2019
Martin B. Howard	37,500	33% on each of 5/1/2019, 2020, and 2021	$27.35	12,500	33% on each of 6/4/2019, 2020, and 2021
	9,375	33% on each of 5/1/2016, 2017, and 2018	$27.35	3,125	33% on each of 6/4/2016, 2017, and 2018
Dale E. Redman	—	—	—	—

2015 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options by our Named Executive Officers during the year ended December 31, 2015 and the vesting during the year ended December 31, 2015 of nonvested stock held by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Paul B. Kusserow	—	—	18,750	769,687
Ronald A. LaBorde	—	—	38,277	1,160,419
Daniel P. McCoy	—	—	—	—
Lawrence R. Pernosky	—	—	—	—
Martin B. Howard	—	—	—	—
Dale E. Redman	—	—	—	—

(1)

Amount reflects the difference between the exercise price of the stock option and the price of our common stock at the time of exercise, multiplied by the number of shares underlying the option exercised.

(2)	Amount reflects the closing price of our common stock on the day of vesting multiplied by the number of shares acquired on vesting.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a description of the termination and change-in-control payment provisions included in the employment agreement for Mr. Kusserow. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the employment agreement. The terms below describe certain, but not all, triggering events that may result in termination or change-in-control payments to Mr. Kusserow.

Certain Definitions

The following definitions appear in Mr. Kusserow’s employment agreement.

“Cause” is defined to include, among other things, willful gross neglect or misconduct, violation of our code of conduct, breach of the restrictive covenants of the employment agreement and misconduct in financial reporting.

“Good Reason” for voluntary resignation is defined as the occurrence of any of the following circumstances without the executive’s express written consent, unless the breach is corrected within thirty days from the date we are put on notice of the occurrence and such notice is delivered to us within ninety days of the occurrence: (i) a material reduction in the executive’s base salary (other than in connection with a proportionate reduction in the base salaries of all similarly-situated senior level executive employees), (ii) a material diminution of the executive’s authority, responsibilities or duties, (iii) any material breach of the executive’s employment agreement caused by us. In addition, if there is Good Reason to resign, the resignation must occur within 150 days of the existence of the condition, or (iv) not being elected to or re-elected to our Board of Directors.

“Change in Control” is defined as (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of our securities or the securities of any significant subsidiary, representing 50% or more of the combined voting power of our or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with us to effect a transaction with us specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute our Board of Directors, cease to constitute at least a majority of our Board of Directors; (iii) the consummation of a merger or consolidation of us or any significant subsidiary with any other entity, other than a merger or consolidation which would result in our voting securities or the voting securities of a significant subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a sale or disposition of all or substantially all of our consolidated assets (other than a sale or disposition immediately after which such assets will be owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our common stock immediately prior to such sale or disposition).

“COBRA” is the Consolidated Omnibus Budget Reconciliation Act of 1984.

Employment Agreement with Mr. Kusserow

Pursuant to his Employment Agreement dated December 11, 2014 (as referred to below, the “Agreement”), Mr. Kusserow has agreed to serve as our President and Chief Executive Officer effective December 16, 2014 (the “Effective Date”). The term of the Agreement runs until March 1, 2019, unless earlier terminated, and is not automatically renewable. Unless mutually extended by the parties in writing, the Agreement shall terminate upon the expiration of the term, at which point Mr. Kusserow’s employment shall continue on an “at will” basis unless such “at will” employment is terminated by us or Mr. Kusserow by notice in writing.

Under the terms of the Agreement, Mr. Kusserow, among other things, is entitled to:

(1)	An annual base salary of not less than $875,000, subject to annual review for increase (but not decrease) by the Compensation Committee;

(2)	Participate in our annual (cash bonus) incentive plan, with target and maximum award opportunities approved from year to year by the Compensation Committee (the amount of target annual incentive approved by the Compensation Committee for any given year shall not be less than 25% of Mr. Kusserow’s current base salary; however, entitlement to and payment of an annual incentive bonus is subject to the approval of the Compensation Committee);

(3)	Equity awards, as follows:

a.	Subject to the approval of the Compensation Committee, on the Effective Date, Mr. Kusserow will be granted (i) 75,000 time-based restricted shares of the Company’s common stock and (ii) time-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock (collectively, the “2014 Equity Awards”). Both the time-based restricted shares and the time-based non-qualified stock options will vest in one-fourth increments on the first through fourth anniversaries of the grant date, provided that Mr. Kusserow remains employed by the Company on each such vesting date (subject to certain accelerated and pro-rated vesting provisions as provided in the Agreement). The exercise price of the stock options will be the closing price of the Company’s common stock on the date of grant, and the options will have a ten-year term.

b.	Subject to the approval of the Compensation Committee, during the first quarter of calendar year 2015, Mr. Kusserow will be granted (i) 75,000 performance-based restricted shares of the Company’s common stock and (ii) performance-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock (collectively, the “2015 Equity Awards”). Both the performance-based restricted shares and the performance-based stock options shall vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance goals for fiscal years 2015 through 2018, respectively (subject to certain accelerated and pro-rated vesting provisions as provided in the Agreement). The exercise price of the stock options will be the closing price of the Company’s common stock on the date of grant, and the options will have a ten-year term.

c.	Unless Mr. Kusserow’s employment is terminated for Cause he shall have until the earlier of (A) the expiration date of any option granted pursuant to the Agreement or (B) 90 days following termination of his employment in which to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested options shall terminate immediately upon termination of employment.

d.	Upon a Change in Control, the 2014 Equity Awards and the 2015 Equity Awards shall vest immediately in full.

It is the intention of the parties that the 2014 Equity Awards and the 2015 Equity Awards shall be the sole equity awards granted to Mr. Kusserow during the term of the Agreement. In other words, there is no expectation that Mr. Kusserow will receive or be entitled to additional equity awards during the term of the Agreement.

(4)	Participate, consistent with his rank and position, in the Company’s other compensation (other than equity), pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility (provided, that there is no entitlement to any equity awards outside of the 2014 Equity Awards and the 2015 Equity Awards without the prior approval of the Compensation Committee); and

(5)	Reimbursement for relocation and travel expenses, as follows: (i) reasonable relocation expenses in an amount not to exceed $20,000, (ii) $10,000 per month for housing and travel expenses for the first eighteen months of the employment term and (iii) reimbursement of reasonable legal fees incurred by Mr. Kusserow in connection with negotiating the Agreement up to a maximum of $15,000.

In the event Mr. Kusserow’s employment is terminated due to his death or disability, Mr. Kusserow or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Kusserow as of the date of death or disability shall vest immediately in full.

If Mr. Kusserow is terminated for Cause or if Mr. Kusserow voluntarily resigns without Good Reason he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. Kusserow is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, Mr. Kusserow will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	an amount equal to two (2) times the sum of (A) his base salary, at the annualized rate in effect on the date of termination (or in the event a reduction in base salary is a basis for termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $218,750, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 24 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement);

(3)	unpaid incentive awards earned in the prior year, paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement;

(4)

should he elect continuance of group health insurance coverage under COBRA and/or similar state or federal law or regulation, the Company will pay the full cost of such continued health insurance coverage for Mr. Kusserow and his eligible dependents until the first to occur of (x) his attainment of alternative employment if such employment includes health insurance benefits or (y) the expiration of a 24-month period beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) (such period, the “Coverage Period”). Should Mr. Kusserow’s entitlement to health insurance continuation coverage under COBRA expire prior to the end of the Coverage Period, the Company will arrange to provide, at the Company’s expense, Mr. Kusserow and his eligible dependents with continued health insurance benefits substantially similar to those which he and his eligible dependents received under COBRA until the end of the Coverage Period;

(5)	pro-rated vesting of a number of the non-qualified stock options and restricted shares that comprise the 2014 Equity Awards and the 2015 Equity Awards according to a formula as stated in the Agreement, provided that with respect to any shares of performance-based restricted stock for which there are performance periods that have not been completed, such pro-rated vesting shall occur only to the extent the Company achieves the performance measures for the not-yet completed performance periods.

In the event that Mr. Kusserow’s employment is terminated without Cause or he resigns with Good Reason within one year following a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), Mr. Kusserow shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	an amount equal to three times the sum of (A) his base salary, at the annualized rate in effect on the date of termination (or in the event a reduction in base salary is a basis for termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $218,750, which amount will be paid in a lump sum on the earliest payment date (as described in the Agreement);

(3)	unpaid incentive awards earned in the prior year, paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement; and

(4)	should he elect continuance of group health insurance coverage under COBRA and/or similar state or federal law or regulation, the Company will pay the full cost of such continued health insurance coverage for Mr. Kusserow and his eligible dependents until the end of the Coverage Period. Should Mr. Kusserow’s entitlement to health insurance continuation coverage under COBRA expire prior to the end of the Coverage Period, the Company will arrange to provide, at the Company’s expense, Mr. Kusserow and his eligible dependents with continued health insurance benefits substantially similar to those which he and his eligible dependents received under COBRA until the end of the Coverage Period.

As noted above, upon a Change in Control, the 2014 Equity Awards and 2015 Equity Awards shall vest immediately in full.

Mr. Kusserow is subject to certain restrictive covenants, including (i) prohibitions against competition for 24 months following his termination prior to the expiration of the employment term and (ii) prohibitions against soliciting company employees and customers for 24 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a Change in Control the Company (or assisting or working with others to effect a Change in Control of the Company) for a period of 24 months following his termination.

Both Mr. Kusserow and the Company are subject to arbitration for resolution of disputes arising out of the Agreement, which is governed by Louisiana law.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential payments to our Named Executive Officers employed as of December 31, 2015, upon: (i) a Change in Control (as such term is defined in Mr. Kusserow’s employment agreement or the Key Executive Severance Plan, as applicable) of the Company without termination, (ii) a termination without Cause (as such term is defined in Mr. Kusserow’s employment agreement or the Key Executive Severance Plan, as applicable) or a resignation with Good Reason (as such term is defined in Mr. Kusserow’s employment agreement or the Key Executive Severance Plan, as applicable) prior to a Change in Control, (iii) a termination without Cause or a resignation with Good Reason following a Change in Control, (iv) Retirement (as such term is defined in their respective employment agreements), (v) death (in the case of Mr. Kusserow and Mr. LaBorde only) or (vi) Disability (as such term is defined in Mr. Kusserow and Mr. LaBorde’s employment agreements). In preparing the table, we assumed the Change in Control event, employment termination event or resignation occurred on December 31, 2015 and that the ability to receive post-termination or Change in Control payments was governed by the respective employment agreements for our Named Executive Officers in effect as of that date. See “Named Executive Officer Employment Agreement Provisions: Potential Payments upon Termination or Change in Control,” above, for additional information. The closing price per share of our common stock on December 31, 2015 was $39.32.

Executive	Benefits ($) (1)	Change in Control without Termination of Employment on 12/31/2015 ($)	Termination without Cause or Resignation with Good Reason as of 12/31/2015 (no Change in Control) ($)	Termination without Cause or Resignation with Good Reason on 12/31/2015 following a Change in Control ($) (2)	Permitted Retirement on 12/31/2015 ($)	Disability on 12/31/2015 ($)	Death on 12/31/2015 ($)
Paul B. Kusserow
	Base Severance Payment	$—	$2,190,000	$3,283,750	$—	$—	$—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	22,363,250	2,396,063	22,363,250	—	22,363,250	22,363,250
	Other	—	—	—	—	—	—
	Total	22,363,250	4,586,063	25,647,000	—	22,363,250	22,363,250
Ronald A. LaBorde
	Base Severance Payment	—	575,938	1,149,376	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	3,349,431	3,349,431	—	3,263,717	3,263,717
	Other	—	—	—	—	—	—
	Total	—	3,925,369	4,498,807	—	3,263,717	3,263,717
Daniel P. McCoy
	Base Severance Payment	—	565,000	1,127,500	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	696,612	696,612	—	—	—
	Other	—	—	—	—	—	—
	Total	—	1,261,612	1,824,112	—	—	—
Lawrence R. Pernosky
	Base Severance Payment	—	471,250	940,000	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	442,606	442,606	—	—	—
	Other	—	—	—	—	—	—
	Total	—	913,856	1,382,606	—	—	—

Executive	Benefits ($) (1)	Change in Control without Termination of Employment on 12/31/2015 ($)	Termination without Cause or Resignation with Good Reason as of 12/31/2015 (no Change in Control) ($)	Termination without Cause or Resignation with Good Reason on 12/31/2015 following a Change in Control ($) (2)	Permitted Retirement on 12/31/2015 ($)	Disability on 12/31/2015 ($)	Death on 12/31/2015 ($)
Martin B. Howard
	Base Severance Payment	—	430,000	857,500	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	234,468	234,468	—	—	—
	Other	—	—	—	—	—	—
	Total	—	664,468	1,091,968	—	—	—
Dale E. Redman
	Base Severance Payment	—	—	—	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	—	—	—	—	—
	Other	—	—	—	—	—	—
	Total	—	—	—	—	—	—

DIRECTOR COMPENSATION

During 2015, all non-employee directors received a monthly retainer of $5,500 and per diem attendance fees of $2,000 per each Board of Directors meeting and each committee meeting attended in person and $1,000 per diem attendance fees for each Board of Directors meeting and each committee meeting attended via teleconference. In other words, if the full Board of Directors and the Compensation Committee each held an in-person meeting on the same day, an attendee of both meetings would receive one $2,000 fee covering both meetings. Donald A. Washburn served as our independent Lead Director during 2015 and received a $50,000 annual retainer payable to our Lead Director.

During 2015, in addition to the other fees mentioned, (i) the Chairman of the Audit Committee received an annual retainer of $20,000, paid monthly, (ii) the Chairman of the Compensation Committee received an annual retainer of $15,000, paid monthly, (iii) the Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $10,000, paid monthly, (iv) the Chairman of the Quality of Care Committee received an annual retainer of $10,000, paid monthly, and (v) the Chair of the Compliance and Ethics Committee received an annual retainer of $10,000, paid monthly. In addition, on June 2, 2015, each non-employee director received an equity grant of nonvested common stock valued at $125,000. The number of shares granted (3,840) was determined by dividing the total grant value by the closing price of the Company’s common stock on the date of grant ($32.56) and rounding up to the next whole share. On April 22, 2015, the date of Mr. Perkins’ appointment to the Board of Directors, he received an equity grant of 1,514 shares of nonvested common stock, which vested 100% on July 1, 2015. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings. Director compensation is approved on an annual basis by independent (non-employee) members of our Board of Directors.

The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the year ended December 31, 2015.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Linda Hall, PhD	$108,000	$125,030	—	233,030
Jake L. Netterville	$117,000	$125,030	—	242,030
Bruce Perkins	$68,000	$166,226	—	234,226
Peter F. Ricchiuti	$56,733	$—	—	56,733
Donald A. Washburn	$153,000	$125,030	—	278,030
Nathaniel M. Zilkha	$108,000	$125,030	—	233,030

(1)

Paul B. Kusserow, our Chief Executive Officer and Chairman of our Board of Directors and Ronald A. LaBorde our Vice Chairman and Chief Financial Officer and member of our Board of Directors are not included in the table above as they were employees of the Company during 2015 and, therefore did not receive any additional compensation for the services that they provided as directors. The compensation that Messrs. Kusserow and LaBorde received is included in the Summary Compensation Table.

(2)

The amounts shown in this column reflect the grant date fair value of nonvested stock awards granted to each of our directors. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on March 10, 2016. As of December 31, 2015, each director listed above had 3,840 outstanding shares of nonvested stock, 100% of which will vest on June 2, 2016. Mr. Ricchuiti retired from the Board on June 4, 2015 and therefore has no outstanding shares of nonvested stock as of December 31, 2015. As of December 31, 2015, there were no fully vested outstanding stock options held by our non-employee directors.

Stock Ownership

Included in the Corporate Governance Guidelines adopted by our Board of Directors are stock ownership requirements applicable to our independent directors. In an effort to more closely align their interests with those of our stockholders, each non-employee (independent) director shall own Company shares with a fair market value equal to at least three times their base annual cash retainer.

Each non-employee director shall have five years from the date that they are elected or appointed (as applicable) to the position (or five years from the initial April 2009 effective date of the Corporate Governance Guidelines, whichever date is later) to come into compliance with these ownership requirements.

Once a person subject to the stock ownership requirements accumulates shares with a value equal to the annual retainer, he or she must retain the minimum number of shares originally accumulated to meet the threshold requirement on a going-forward basis. If the Company’s stock price subsequently declines after the stock ownership requirements are met, he or she will not be required to acquire additional shares. Each of our non-employee directors who were Board members on the date of adoption of our Corporate Governance Guidelines is currently in compliance with the ownership requirements.

CERTAIN TRANSACTIONS

Under our Code of Ethical Business Conduct, no director, officer or employee may have any business, financial, civic or professional interest outside the Company that in any way conflicts with that director’s, officer’s or employee’s ability to perform his or her duties at Amedisys with undivided loyalty, unless there is a review by our legal department and the express consent of our Chief Executive Officer, or, in the case of directors, review by and consent of a majority of the disinterested directors. In addition, in accordance with NASDAQ Marketplace Rule 5630, which functions as our related party transaction policy, our Board of Directors reviews all “related party transactions” for potential conflict of interest situations on an ongoing basis based upon whether such transactions are in the best interests of our Company and our stockholders. For purposes of this review, a “related party transaction” is any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K. All related party transactions must be approved by a majority of our independent directors (any independent director who is a party to a proposed related party transaction must recuse himself from the vote). Our independent directors’ approval of any related party transaction is reflected in the minutes of the meeting of our Board of Directors during which such approval was granted.

Effective October 22, 2015, we entered into a contract for telemonitoring services with Care Innovations, LLC (“Care Innovations”). Paul Kusserow, our President and Chief Executive Officer, is a member of the Advisory Board to Care Innovations. Prior to engaging Care Innovations, we conducted a competitive bidding process under which ten companies submitted proposals to us to become our telemonitoring partner. Our independent directors determined that Care Innovations submitted the most attractive proposal and that it was in our best interest to partner with Care Innovations to provide us telemonitoring services. Mr. Kusserow and Mr. LaBorde recused themselves from the vote of the Board of Directors on this matter and did not participate in the competitive bidding process or any deliberations of the Board of Directors concerning this engagement. Care Innovations will receive a fee of approximately $1,800,000 in connection with our contract for telemonitoring services for the Company. Care Innovations has confirmed to us that Mr. Kusserow will not receive any direct compensation or direct financial benefit from the engagement of Care Innovations as our telemonitoring partner.

On November 20, 2015, we engaged KKR Capstone Consulting, LLC (“KKR Capstone”), a consulting company of operational professionals that works exclusively with portfolio companies of Kohlberg Kravis Roberts & Co. Nathaniel M. Zilkha, a member of our Board of Directors, is a member of KKR Management LLC, which is an affiliate of KKR Asset Management LLC (“KAM”), a substantial stockholder of our Company, and an affiliate of Kohlberg Kravis Roberts & Co. KKR Capstone will receive a fee of approximately $1,300,000 in connection with providing consulting services to the Company in the ordinary course of business. Mr. Zilkha will not receive any direct compensation or direct financial benefit from the engagement of KKR Capstone.

Other than the transactions disclosed above, no transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K have occurred since January  1, 2015.

OTHER MATTERS

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee of our Board of Directors by complying with the eligibility, advance notice and other provisions of our Bylaws, a composite version of which was filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015, and are also available on our website at http://www.amedisys.com.

Under our Bylaws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) of record based on the record date for determining stockholders entitled to vote at the annual meeting and (2) of record on the date the stockholder gives notice of the nomination to our Corporate

Secretary. The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. In connection with the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), to be timely under our Bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2017 Annual Meeting between close of business on February 2, 2017 and close of business on March 4, 2017, provided however, if and only if the 2017 Annual Meeting is not scheduled to be held between May 3, 2017 and August 1, 2017, such stockholder’s notice must be delivered to our Corporate Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.

Stockholder Proposals for Inclusion in Proxy Materials

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2017 Annual Meeting must submit their proposals so that they are received by our Corporate Secretary at the address listed below no later than the close of business on December 24, 2016. The proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored material.

Stockholder Proposals of Other Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors or proposals properly brought pursuant to Rule 14a-8 of the Exchange Act, the procedures for which are described above) at an annual meeting if the stockholder is (1) of record based on the record date for determining stockholders entitled to vote at the annual meeting and (2) of record on the date the stockholder gives notice of the proposal to our Corporate Secretary. In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2017 Annual Meeting between close of business on February 2, 2017 and close of business on March 4, 2017, provided however, if and only if the 2017 Annual Meeting is not scheduled to be held between May 3, 2017 and August 1, 2017, such stockholder’s notice must be delivered to our Corporate Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the stockholder proponent. Our composite Bylaws were filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015, and are also available on our website at http://www.amedisys.com. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.

Contact Information

Stockholder proposals should be sent to:

Corporate Secretary

Amedisys, Inc.

3854 American Way, Suite A

Baton Rouge, Louisiana 70816

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials and notice. If the household received a printed set of proxy materials by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the proxy materials and notice at the same address or if you are receiving multiple copies of the proxy materials and notice at the same address and wish to receive a single copy, you may do so at any time prior to thirty days before the mailing of proxy materials and notice, which typically are mailed in April of each year, by notifying us in writing or by telephone at: Investor Relations, 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, (225) 292-2031 or (800) 467-2662. You also may request additional copies of the proxy materials or notice by notifying us in writing or by telephone at the same address or telephone numbers, and we undertake to deliver such materials promptly.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting

Other Matters to be Presented for Action at the Meeting

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

Donald A. Washburn
Non-Executive Chairman of the Board of Directors

April 22, 2016

APPENDIX A

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

(Unaudited)

Earnings From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA

	For the Three-Month Periods Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to Amedisys, Inc.	$12,911	$9,135	$(3,021)	$12,776
Less:
Discontinued operations, net of tax	—	—	—	(216)

Net income (loss) from continuing operations attributable to Amedisys, Inc.	12,911	9,135	(3,021)	12,992
Add:
Income tax expense	9,564	5,188	2,004	7,671
Interest expense, net	967	2,566	10,712	8,123
Depreciation and amortization	4,238	6,198	20,036	28,307

EBITDA(1)	27,680	23,087	29,731	57,093
Add:
Certain items(2)	(120)	(214)	85,447	17,673
Debt refinance costs(2)	—	—	(3,212)	(488)

Adjusted EBITDA(3)	$27,560	$22,873	$111,966	$74,278

Adjusted Net Service Revenue Reconciliation:

	For the Three-Month Periods Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Net service revenue	$338,367	$300,528	$1,280,541	$1,204,554
Add:
Certain items(2)	(1,059)	—	(1,059)	—

Adjusted net service revenue(4)	$337,308	$300,528	$1,279,482	$1,204,554

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. Reconciliation:

	For the Three-Month Periods Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to Amedisys, Inc.	$12,911	$9,135	$(3,021)	$12,776
Less:
Discontinued operations, net of tax	—	—	—	(216)

Net income (loss) from continuing operations attributable to Amedisys, Inc.	12,911	9,135	(3,021)	12,992
Add:
Certain items(2)	543	(138)	51,898	10,880

Adjusted net income (loss) from continuing operations attributable to Amedisys, Inc.(5)	$13,454	$8,997	$48,877	$23,872

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the Three-Month Periods Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to Amedisys, Inc. common stockholders per diluted share	$0.38	$0.28	$(0.09)	$0.39
Less:
Discontinued operations, net of tax	—	—	—	(0.01)

Net income (loss) from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	0.38	0.28	(0.09)	0.40
Add:
Certain items(2)	0.02	(0.01)	1.57	0.33

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share(6)	$0.40	$0.27	$1.48	$0.73

(1)

EBITDA is defined as net income (loss) from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)	The following details the certain other items for the three-month periods and years ended December 31, 2015 and 2014:

	For the Three-Month Period Ended December 31, 2015			For the Year Ended December 31, 2015
	(Income) Expense	Net	Diluted EPS	(Income) Expense	Net	Diluted EPS
HCHB implementation	$2,383	$1,422	$0.04	$4,431	$2,681	$0.08
Acquisition costs	1,046	633	0.02	1,046	633	0.02
Exit and restructuring activity	—	—	—	2,735	1,654	0.05
Legal fees—CID	459	278	0.01	745	451	0.01
OIG Self-Disclosure	4,674	3,443	0.10	4,674	3,443	0.10
Legal settlements	(5,314)	(3,215)	(0.10)	(7,453)	(4,509)	(0.14)
Inventory and Data Security Reporting	—	—	—	2,121	1,283	0.04
Wage and Hour litigation	(2,309)	(1,397)	(0.04)	5,691	3,443	0.10
Asset impairment	—	—	—	77,268	46,747	1.42
Reduction of cost report reserve	(1,059)	(641)	(0.02)	(1,059)	(641)	(0.02)
Debt refinance costs	—	—	—	3,212	1,944	0.06
Miscellaneous, other (income) expense, net	—	—	—	(7,964)	(5,231)	(0.16)

Total	$(120)	$543	$0.02	$85,447	$51,898	$1.57

	For the Three-Month Period Ended December 31, 2014			For the Year Ended December 31, 2014
	(Income) Expense	Net	Diluted EPS	(Income) Expense	Net	Diluted EPS
Exit and restructuring activity	$—	$—	$—	$9,954	$6,132	$0.19
OIG Self-Disclosure	—	—	—	1,450	893	0.03
Legal settlements	(1,113)	(716)	(0.02)	(1,113)	(716)	(0.02)
Asset impairment	899	578	0.01	3,107	1,938	0.05
Relator fees	—	—	—	3,938	2,426	0.07
Loss on disposal of in-patient facility	—	—	—	515	317	0.01
Debt refinance costs	—	—	—	488	301	0.01
Miscellaneous, other (income) expense, net	—	—	—	(666)	(411)	(0.01)

Total	$(214)	$(138)	$(0.01)	$17,673	$10,880	$0.33

(3)

Adjusted EBITDA is defined as net income (loss) from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization excluding certain other items as described in footnote 2. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(4)

Adjusted net service revenue is defined as net service revenue plus certain items as described in footnote 2. Adjusted net service revenue should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net service revenue may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

(5)

Adjusted net income (loss) from continuing operations attributable to Amedisys, Inc. is defined as net income (loss) from continuing operations attributable to Amedisys, Inc. excluding certain other items as described in footnote 2. Adjusted net income (loss) from continuing operations attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income (loss) from continuing operations attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

(6)

Adjusted net income (loss) from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income (loss) from continuing operations per share excluding the earnings per share effect of certain other items as described in footnote 2. Adjusted net income (loss) from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net income (loss) from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

AMEDISYS, INC. 3854 AMERICAN WAY, SUITE A BATON ROUGE, LA 70816

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐
01 06

Linda J. Hall, PhD                  02 Julie D. Klapstein               03 Paul B. Kusserow                 04 Ronald A. LaBorde                  05 Richard A. Lechleiter

Jake L. Netterville                  07 Bruce D. Perkins                 08 Jeffrey A. Rideout, MD       09 Donald A. Washburn                10 Nathaniel M. Zilkha

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.					☐	☐	☐
3	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s 2016 Proxy Statement (“Say on Pay” Vote).					☐	☐	☐
NOTE: THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND FOR THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY”) AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000249020_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

AMEDISYS, INC.

Annual Meeting of Stockholders

June 2, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE  CHOICES SPECIFIED ON THE REVERSE SIDE.

The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints Paul B. Kusserow and Ronald A. LaBorde the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys Corporate Office, 3854 American Way, Suite A, Baton Rouge, Louisiana, on June 2, 2016 at 12:00 p.m. Central Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, for the purposes listed on the reverse side.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000249020_2    R1.0.0.51160